Exhibit 2.1
EXECUTION VERSION

LIMITED LIABILITY COMPANY AGREEMENT

OF

MISSISSIPPI HUB ACQUISITION COMPANY, LLC

Dated as of October 31, 2007

MISSISSIPPI HUB ACQUISITION COMPANY, LLC
LIMITED LIABILITY COMPANY AGREEMENT
     THIS LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of MISSISSIPPI HUB ACQUISITION COMPANY, LLC, a Delaware limited liability company (the “Company”), dated as of October 31, 2007 (the “Effective Date”) is made by and among the Company and DB PEV GAS, LLC, a Delaware limited liability company (“Drawbridge”), EnergySouth Midstream, Inc., an Alabama corporation (“ESMI”), and, solely in connection with Section 2.9, EnergySouth, Inc. Drawbridge and ESMI are each individually referred to as a “Member” of the Company.
W I T N E S S E T H :
     A. The Company was formed as a limited liability company on October 26, 2007.
     B. The Members intend for the Company to be a separate operating entity. The Company has been established for the purpose of acquiring (the “Acquisition”) (i) 100% of the outstanding membership interests in Mississippi Hub, LLC (“MS Hub”) pursuant to that certain Membership Interest Purchase Agreement, dated as of the date hereof, by and among Theo B. Bean, Jr., Theo B. Bean, Jr., as trustee for the Theo B. Bean, Jr. Family Trust and the Company (the “MIPA”) and (ii) certain real property owned by BRI-Marsh, LLC (“BRI-Marsh”) pursuant to that certain Purchase and Sale Agreement, dated as of the date hereof, by and between BRI-Marsh and the Company (the “PSA”).
     C. The Members and the Company wish to enter into this Agreement in order to set forth their respective rights and obligations.
     ACCORDINGLY, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members and the Company agree as follows:
ARTICLE I
DEFINED TERMS
     For purposes of this Agreement, the capitalized terms shall have the meanings set forth on Annex I to this Agreement, which is incorporated herein by reference. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the MIPA, which defined terms shall be applicable without regard to the termination of the MIPA.
ARTICLE II
ORGANIZATIONAL MATTERS
          SECTION 2.1 Formation; Name. The Company was formed upon the execution and filing of a Certificate of Formation with the Secretary of State of the State of Delaware. This Agreement shall be effective as of the date hereof. The name of the Company shall be “Mississippi Hub Acquisition Company, LLC” or such other name as the

Board of Managers of the Company (the “Board”) may from time to time hereafter designate in accordance herewith. The Board shall cause to be executed and filed such further certificates, notices, statements or other instruments required by law for the operation of a limited liability company in all jurisdictions where the Company is required to qualify or be authorized to do business as a foreign limited liability company, or as otherwise necessary to carry out the purpose of this Agreement and the business of the Company.
          SECTION 2.2 Purpose and Powers. The purpose of the Company shall be to (a) pursue the Acquisition, (b) develop, construct, finance, operate and own the Facility and (c) engage, either directly or through one or more Subsidiaries, in any other lawful business that may be engaged in by a limited liability company under the Act relating to the foregoing. The Company shall possess and may exercise all of the powers and privileges granted by the Act or by any other law or by this Agreement (if not prohibited by the Act), together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.
          SECTION 2.3 Offices; Registered Agent. The principal office of the Company, and such additional offices as the Company may determine to establish, shall be located at such place or places inside or outside the State of Delaware as the Board may designate from time to time. The registered office of the Company in the State of Delaware is located at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The registered agent of the Company for service of process at such address is The Corporation Trust Company.
          SECTION 2.4 Term. The term of the Company commenced on the date its certificate of formation described in Section 18-201 of the Act was filed in the office of the Secretary of State of the State of Delaware and shall continue until terminated in accordance with the terms of this Agreement or the Act.
          SECTION 2.5 Liability to Third Parties. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member, Manager or Officer of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or acting as a Manager or Officer of the Company. Notwithstanding any provision of this Agreement to the contrary, with the unanimous consent of the Board, any Member, at its sole and absolute discretion, may guarantee all or any portion of any debt, obligation or liability of the Company.
          SECTION 2.6 Admittance. Except as specifically provided herein, no new party shall be admitted as a member of the Company without the unanimous vote or written consent of the Members.
          SECTION 2.7 Members and Membership Interests. A Member’s membership interest in the Company (“Membership Interest”) is its interest in the Company’s assets, liabilities and capital, income or loss and cash flow, in each case, subject to the provisions of this Agreement and the Act. The Membership Interests of the Members shall be represented by issued and outstanding Units with each type having the rights and privileges, including voting rights, set forth in this Agreement. The Board shall maintain a schedule of all Members from time to time, their respective mailing addresses, the type and number of Units held by each of them and their respective Percentage Interests represented by such Units (as the same may be amended, modified or supplemented from time to time, the “Members Schedule”), a copy of which as of the date hereof is included on Exhibit A. Upon a Transfer (other than a Security Transfer), issuance or redemption of any Units made in accordance with this Agreement, the Board shall amend the Members Schedule to reflect such Transfer, issuance or redemption of Units and the adjusted Membership Interests and Percentage Interests of the Members.
          SECTION 2.8 Withdrawal. A Member may not resign or withdraw, or borrow or withdraw any portion of its capital contribution or capital account from the Company prior to the dissolution and winding up of the Company, except with the affirmative vote or written consent of all Members or upon a sale or Transfer of all of its Units as permitted by this Agreement.
          SECTION 2.9 Exclusivity; Company Opportunities.
     (a) In anticipation that the Company, the Members and its and their respective Affiliates may engage in the same or similar activities or lines of business and have an interest in the same areas of business opportunities, the provisions of this Section 2.9 are set forth to regulate and define the conduct of certain affairs of the Company as they may involve the Members and the powers, rights, duties and liabilities of the Company and the Members. In particular, the Members intend that the Members will devote their exclusive efforts to the Company with respect to the acquisition or development of gas storage facilities within 75 miles of the Facility or any additional facilities that the Company operates with the rationale that such exclusive efforts of the Members are crucial to the development of the Company. This Section 2.9 is the agreement of the Members related to the stated intention in the prior sentence.
     (b) No Member shall, and each Member shall cause its Affiliates not to, acquire or develop, own or operate gas storage capacity or services within 75 miles of any location in which the Company operates, without first presenting such opportunity to the Company and providing the Company the opportunity to consent to the participation, exclusively or otherwise, of the Company in such opportunity. In such event the Company, as determined by the non-presenting Members, shall have twenty (20) days after the non-presenting Members receive the information that they reasonably determine to be necessary to make the determination whether or not to proceed but, in any case, no more than thirty (30) days after the initial presentation of the opportunity, provided that the presenting party furnishes a reasonably detailed set of information relating to such opportunity, provided further, that this Section 2.9 shall not prohibit a party from making a non-controlling equity investment, a debt investment or an equity investment resulting from foreclosure of any security interest, in each case in such opportunity, without first providing such opportunity to the Company. Should the Company decline to invest in any such opportunity within the time specified above, then the Member which presented the opportunity may invest in such opportunity on its own.
     (c) Subject to such Person’s compliance with applicable law, each Member agrees that it will maintain in confidence and not make use of, divulge or disclose to any other Person (other than the Company, any subsidiary or Affiliate of the Company, or any Accepted

Lenders (subject to customary confidentiality agreements for commercial loan transactions), or any of their respective representatives, agents, directors, officers, managers, or employees, and then only on a need to know basis in connection with the business of the Company) any information of any proprietary, secret or confidential nature related to the Company or the business of the Company, unless such information becomes publicly available through no fault of such Member. Subject to its compliance with applicable law (including without limitation FERC requirements governing affiliate transactions and nondiscriminatory provision of services), to the extent that EnergySouth, Inc. and its Affiliates participate in business activities that compete with the business of the Company, EnergySouth, Inc. agrees on behalf of itself and its Affiliates that it will not, and will cause its Affiliates not to, pursue any business opportunity with the intention of discriminating against the Company in favor of such competing activities, and to the extent that Drawbridge and its Affiliates participate in business activities that compete with the business of the Company, Drawbridge agrees on behalf of itself and its Affiliates that it will not, and will cause its Affiliates not to, pursue any business opportunity with the intention of discriminating against the Company in favor of such competing activities, it being understood that engaging in such competing activities with respect to such business opportunity is permitted hereunder so long as there is a bona fide business reason (for example, pipeline dependency of the business) for the opportunity to be pursued by EnergySouth, Inc. or it Affiliates or Drawbridge or its Affiliates, as the case may be, rather than the Company. EnergySouth Inc. agrees to comply with FERC requirements governing affiliate transactions and nondiscriminatory provision of services.
     (d) Except as expressly set forth in this Section 2.9, (i) the Members shall have no duty to refrain from engaging in the same or similar activities or lines of business as the Company, and a Member shall not be liable to the Company or any other Member by reason of any such activities of such Member and (ii) in the event that a Member acquires knowledge of a potential transaction or matter which may be a business opportunity for both such Member and the Company, such Member shall have no duty to communicate or offer such business opportunity to the Company and shall not be liable to the Company or any Member by reason of the fact that such Member pursues or acquires such business opportunity for itself, directs such opportunity to another Person, or does not communicate information regarding such opportunity to the Company.
ARTICLE III
UNITS
          SECTION 3.1 Authorization and Issuance of Units.
     (a) The Company hereby authorizes the issuance of (i) four (4) Units to Drawbridge (representing forty percent (40%) of the Membership Interests outstanding as of the date hereof) and (ii) six (6) Units to ESMI (representing sixty percent (60%) of the Membership Interests outstanding as of the date hereof). The Company hereby authorizes the issuance of additional Units to each of Drawbridge and ESMI on a rata basis in proportion to their respective Percentage Interest upon receipt by the Company of the Initial Capital Contributions, in such amounts as the Board may unanimously determine.

     (b) The rights, powers and duties relating to the Units authorized for issuance pursuant to this Section 3.1 are set forth in this Agreement.
     (c) The Company is hereby authorized to issue additional classes of Units upon such terms and with such rights, preferences and privileges, in each case as the Board may unanimously determine.
          SECTION 3.2 Unit Certificates.
     (a) All Units shall be represented by certificates in the form set forth on Exhibit B, and each Unit shall be deemed a “security” within the meaning of Section 8-102 of Article 8 of the Delaware Uniform Commercial Code and shall be governed by Article 8 of the Delaware Uniform Commercial Code. Each such certificate shall be signed by a Manager or by the Chief Executive Officer or the President and the Secretary of the Company, certifying the number of Units owned by the holder of such Units and stating the type of such Units. All certificates for each type and class or Series of Units shall be consecutively numbered or otherwise identified. The name of the Person to whom the Units represented thereby are issued, with the number and type of Units, the date of issue and the Capital Account balance attributable to such Units, shall be entered on the books of the Company and, until such Units are transferred on the books of the Company (including the Members Schedule), such Person shall be deemed to be the owner of such Units for all purposes. Subject to the provisions of this Agreement, Units shall only be Transferred on the books of the Company (including the Members Schedule) by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Company of the certificate(s) for such Units endorsed by the appropriate Person(s), with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the Company may reasonably require, and accompanied by all necessary transfer stamps. In that event, provided all other conditions to Transfer have been met, it shall be the duty of the Company to issue a new certificate(s) to the Person entitled thereto, cancel the old certificate(s), and record the transaction on its books (including the Members Schedule).
     (b) A Member may direct a new certificate(s) to be issued in place of any of such Member’s certificate(s) previously issued by the Company alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by such Member. When authorizing such issuance of a new certificate(s), the other Members may, in their reasonable discretion and if approved by Members holding at least 80% of the outstanding Units (including, for purposes of determining the number of outstanding Units, Units held by the Member requesting the replacement certificate(s)), and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate(s), or his or her legal representative, to indemnify the Company against any claim that may be made against the Company on account of the loss, theft or destruction of any such certificate(s) or the issuance of such new certificate(s).
ARTICLE IV
MANAGEMENT OF THE COMPANY
          SECTION 4.1 Board of Managers.

     (a) Generally. All management powers over the business and affairs of the Company shall be vested in the Board and, if so determined by the unanimous consent of the Board, Officers. Any appointed Officers shall be subject to the direction of and any restrictions imposed by the Board. No Member, by virtue of having the status of a Member, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company or, except as expressly provided in this Agreement, to attend or participate in any meeting of the Board. Except as otherwise specifically provided in this Agreement, the business and affairs of the Company shall be managed under the direction of the Board, and the day-to-day activities of the Company shall be conducted on the Company’s behalf by or under the direction of the Officers or as otherwise determined by the Board.
     (b) Size and Composition of the Board. There shall initially be two (2) members of the Board, and each of Drawbridge and ESMI shall have the right to designate one (1) Manager for so long as each Member retains ownership of any Units (the “Initial Board”), as set forth on Exhibit C (which Exhibit C shall be amended from time to time by the Managers to reflect the resignation or removal of any Manager or the appointment of new or additional Managers in accordance with this Agreement). The number of Managers of the Company shall remain two (2), unless such number is changed by the unanimous vote of the Board. Notwithstanding the foregoing, any Person duly admitted as a Member pursuant to Article VI of this Agreement that holds a Percentage Interest of greater than 10% of the Company, shall have also have the right to designate one (1) Manager for so long as such Person maintains a Percentage Interest of at least 10% of the Company, provided that such Person and its Affiliates shall have the right to designate only one (1) Manager regardless of their individual Percentage Interests. Each person designated as a Manager pursuant to this Section 4.1(b) shall hereafter be referred to as a “Designee.”
     (c) Voting Arrangements for Managers. For as long as each of ESMI and Drawbridge and their respective Affiliates are Members, each Member shall vote all Units, and any other securities of the Company (or any successor thereto) that may be exchangeable for or issued in exchange for or in respect of the Units (whether by way of a stock split, stock dividend, combination, reclassification, reorganization or any other means), now owned or hereafter acquired by such Member which such Member is entitled to vote in elections of Managers, to cause the election to the Board and continuance as Managers of the one (1) nominee designated by Drawbridge and the one (1) nominee designated by ESMI.
     (d) Vacancies. Each Manager shall serve unless otherwise removed or replaced in accordance with the terms of this Agreement. Each Member may remove its Designee with or without cause and replace its Designee to the Board with another Designee by written notice to the other Members promptly after such replacement. If there is otherwise a vacancy in the Board caused by the death, illness or other incapacity, or resignation, of a Designee or removal of a Designee by the Member that designated such Designee, the Member that had designated such deceased, ill, incapacitated, resigned or removed Designee shall designate a replacement Designee by written notice to the other Members promptly after the date of such vacancy.
     (e) Board Responsibilities. Except as otherwise provided in this Agreement, the responsibilities of the Board shall generally consist of managing and supervising the business of the Company, including overseeing the general progress of operational, development and marketing activities. The Board shall be entitled to delegate one or more of its duties to the Officers of the Company pursuant to employment agreements or otherwise.
     (f) Meetings; Notice. Regular meetings of the Board shall be held at such time and at such place as the Board may from time to time prescribe, but no less frequently than quarterly. Notice of any regular meeting shall be provided to each Manager in the manner consistent with the notice requirements set forth in Section 4.1(g). There shall be distributed to each Manager no later than five (5) days in advance of each meeting the materials pertaining to the matters to be acted upon at the meeting.
     (g) Special Meetings; Notice. Special meetings of the Board shall be called by the Secretary of the Company, or an Officer of the Company performing similar functions, upon receipt of a written request of any Manager to do so, specifying the matter or matters appropriate for action at such a meeting that are proposed to be presented at the meeting. Any such meeting shall be held at such time and at such place, within or without the State of Delaware, as reasonably requested by such Manager, subject to the provisions of this Section 4.1(g). Notice of such meeting stating the date, time and place thereof and the principal purpose or purposes of the meeting shall be given by mail, telephone, other electronic transmission or personally. If by mail, such notice shall be given not less than five (5) days before the meeting; and if by telephone, other electronic transmission or personally, not less than two (2) days before the meeting. Notice of any meeting of the Board need not be given to a Manager, however, if waived by the Manager in writing before or after such meeting or if the Manager shall be present at the meeting, except when the Manager attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting has not been called or convened in accordance with this Agreement.
     (h) Quorum; Action of Board. At each meeting of the Board, the presence of both the Drawbridge Designee and the ESMI Designee shall constitute a quorum for the transaction of business, provided that if a quorum is not reached at two (2) consecutive meetings of the Board due to the absence of a Member’s Designee for reasons in such Designee’s reasonable control, then the presence of such Designee shall not be necessary to constitute a quorum for the transaction of business at the next meeting of the Board, but shall be required for meetings after such meeting, subject to this sentence. The vote of each Manager will be in proportion to the Percentage Interest of such Manager’s designating Member. Except as otherwise provided in this Agreement, the vote of a majority of the votes represented by the entire Board then in office shall be the act of the Board. Notwithstanding any other provision contained in this Agreement to the contrary, with respect to those matters set forth in Section 4.6, no act shall be taken, sum expended, obligation incurred or power exercised by the Board, the Company, or any Manager or Officer of the Company without an affirmative vote by Members holding a Percentage Interest of at least 80%.
     (i) Informal Action By Managers. Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if a consent in writing (which may be in counterparts) setting forth the action so taken shall be signed by the Managers having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting (which shall include at least one Designee of each of Drawbridge and ESMI);

provided that each Manager shall have been provided with a copy of the action to be taken and the consent before the action is to be taken with a reasonable opportunity to sign it.
     (j) Telephone Meetings. The Managers may participate in and hold meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in any such meeting will constitute presence in person at such meeting, except where a person participates in such meeting for the express purpose of objecting to the transaction of any business on the ground that such meeting has not been called or convened in accordance with this Agreement.
     (k) Subsidiaries. To the extent that a Subsidiary of the Company is a corporation or is otherwise required by applicable law to have a board of directors, board of managers or similar governing body, then such governing body shall consist of all of the Managers of the Company, with such additional members as is advisable or necessary to comply with such applicable law.
          SECTION 4.2 Meetings of Members.
     (a) Meetings of Members; Notice. A meeting of Members may be called at any time by the Board or any Member to vote on, or obtain consent for, any action which, pursuant to this Agreement, the Certificate of Formation or any applicable law, permits or requires the vote or consent of the Members. Any such meeting shall be held at such time and at such place, within or without the State of Delaware. Notice of such meeting stating the date, time and place thereof and the principal purpose or purposes of the meeting shall be given by mail, telephone, other electronic transmission or personally. Such notice shall be given not less than five (5) days before the meeting. Notice of any meeting of the Members need not be given to a Member, however, if waived by the Member in writing before or after such meeting or if the Member shall be present at the meeting, except when the Member attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting has not been called or convened in accordance with this Agreement.
     (b) Quorum; Action of Members. At each meeting of the Members, each of Drawbridge and ESMI present either in person or by proxy shall constitute a quorum for the transaction of business, provided that if a quorum is not reached at two (2) consecutive meetings of the Members due to the absence of a Member for reasons in such Member’s reasonable control, then the presence of such Member shall not be necessary to constitute a quorum for the transaction of business at the next meeting of the Members, but shall be required for meetings after such meeting, subject to this sentence. Except as otherwise provided in this Agreement, the vote of the holders of a majority of the issued and outstanding Units shall be the act of the Members. The vote of each Member will be in proportion to such Member’s Percentage Interest.
     (c) Informal Action By Members. Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting if a consent in writing (which may be in counterparts) setting forth the action so taken shall be signed by the Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all interests entitled to vote thereon were present and voted; provided that each Member shall have been provided with a copy of the action to be taken and the consent before the action is to be taken with a reasonable opportunity to sign it.

     (d) Telephone Meetings. The Members may participate in and hold meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in any such meeting will constitute presence in person at such meeting, except where a person participates in such meeting for the express purpose of objecting to the transaction of any business on the ground that such meeting is not called or convened in accordance with this Agreement.
     (e) Voting Agreements. Except for arrangements between Drawbridge and its Affiliates, no Member is presently a party to, and no Member shall enter into, any voting agreements, voting trusts or any other arrangements or agreements which relate to voting the Units held by such Member, except for this Agreement and any amendments hereto.
          SECTION 4.3 Officers.
     (a) In General. The Board may unanimously, in accordance with Section 4.1, appoint a Chief Executive Officer, a President, a Chief Operating Officer, one or more Vice Presidents, a Chief Financial Officer, a Treasurer, a Secretary and such other Officer or Officers of the Company as the Board may deem necessary or advisable. The Officers of the Company will exercise the powers and perform the duties incident to their offices, subject to the direction of the Board. If so authorized by the unanimous consent of the Board, an Officer will have the authority to bind the Company. In addition, the Secretary, in addition to his or her customary duties, is empowered to certify resolutions and other documents of the Company. The Officers need not be Managers of the Company, and the Officers will hold office until their successors are appointed and qualified, unless they sooner die, resign or are removed from office. The Board, acting unanimously, is empowered to fill any vacancy in any office of the Company and to remove any Officer in accordance with this Agreement and applicable law.
     (b) Appointment. All of the Officers of the Company will be appointed by the Board; provided that the Board may delegate its authority to the Chief Executive Officer to appoint one or more Vice Presidents or any lower ranking Officer. Any one or more offices may be held by the same person. The Board shall establish compensation for Officers and any employees of the Company which shall be at a rate that is customary for the position held.
     (c) Term of Office. Each Officer shall hold office from the time of such Officer’s appointment and qualification to the time at which such Officer’s successor is appointed and qualified, unless such Officer shall sooner die or resign or be removed pursuant to Section 4.3(e).
     (d) Resignation. Any Officer may resign at any time by giving written notice of such resignation to the Board or the Secretary of the Company. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof by the Board or one of the above-named Officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     (e) Removal. Subject to the applicable provisions of Section 4.1(h), any Officer may be removed at any time from his position as an officer, but not as a Manager, with or without cause, by the Board.

     (f) Vacancies. A vacancy, however caused, of any Officer of the Company may be filled in the manner provided by Section 4.3(a) for appointment of such Officer.
          SECTION 4.4 Duties of Officers and Managers. Except as otherwise specifically provided in this Agreement, the duties and obligations owed to the Company and to the Members by the Officers and by the Managers shall be the same as the respective duties and obligations owed to a corporation organized under the DGCL or its stockholders by its officers and directors, respectively.
          SECTION 4.5 Indemnification.
     (a) No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner believed to be within the scope of authority conferred on such Covered Person by or in accordance with this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence, fraud or willful misconduct.
     (b) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.
     (c) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage, or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person (including alleged breaches of fiduciary duty) in good faith on behalf of the Company and in a manner believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage, or claim incurred by such Covered Person by reason of gross negligence, willful misconduct or fraud with respect to such acts or omissions or any breach of this Agreement; provided, however, that any indemnity under this Section 4.5(c) shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability with respect to such indemnity.
     (d) To the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of a written undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 4.5(c) hereof.
     (e) The Company may purchase and maintain insurance, on behalf of Covered Persons and such other Persons as the Board shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Company or such indemnities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement. The Company may enter into indemnity contracts with Covered Persons and such other Persons as the Board shall determine and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations hereunder and containing such other procedures regarding indemnification as are appropriate.
     SECTION 4.6 Approval of the Members. Notwithstanding any other provision in this Agreement to the contrary, the following acts will require the approval of Members representing 80% of the outstanding Percentage Interest of the Company:
     (a) Amendments. Amendment of the Company’s certificate of formation;
     (b) Equity Events. The creation, authorization, designation, issuance or sale of any class or series of equity interest, “phantom” equity or stock appreciation rights of the Company or any of its subsidiaries or rights, options, warrants, stock options or other securities convertible into or exchangeable for any security of the Company or any of its subsidiaries, including any public offering of equity;
     (c) Redemptions of a Member. Any purchase or redemption by the Company of a Member Interest, other than as provided herein;
     (d) Distributions. The making of any distribution of cash, income, assets or rights to any Member, except pursuant to Article 5 or as otherwise expressly provided in this Agreement;
     (e) Merger. The merger, consolidation or change in form of entity of the Company or any of its subsidiaries whether or not involving a change of control;
     (f) Dissolution. Dissolution or termination of the Company in accordance with the terms of this Agreement or dissolution of any of the Company’s subsidiaries;
     (g) Bankruptcy. Any Bankruptcy of the Company or any of its subsidiaries;
     (h) Affiliate Transactions. Any transactions (including purchases, sales or leases of assets) by the Company or any of its subsidiaries with or for the benefit of any Officer or Member or any Affiliate thereof, other than pursuant to the Construction and Operation Agreement; provided, however, any material amendment or waiver of, or consent in connection with, the Construction and Operation Agreement after the Effective Date shall require the approval referred to in this paragraph (h);
     (i) Execution, Amendment or Termination of Material Company Documents. Execution of any Material Contract, and (i) any material amendment, modification or extension of any Material Contract (including any adjustments to compensation of the Operator under the Construction and Operations Agreement), (ii) any termination, cancellation, assignment of any Material Contract, and (iii) material grant of consent or any waiver under or in respect of any Material Contract;

     (j) [Intentionally Omitted];
     (k) Change of Business Lines. Any decision to (i) cause a change in business purpose of the Company or any subsidiary of the Company or (ii) commence any new, or discontinue any existing, material line of business of the Company or any subsidiary of the Company;
     (l) Indebtedness. Except as is provided in an approved Construction Plan, Operating Plan or Budget, the incurrence or assumption of (i) any Indebtedness by the Company or (ii) any Indebtedness by a subsidiary of the Company, except, in each case, for Indebtedness incurred for the Company’s or its subsidiaries’ business and in an amount not exceeding $250,000 individually and, together with all other Indebtedness of the Company and its subsidiaries taken as a whole, $250,000 at any time.
     (m) Additional Liens. The granting of any lien on the assets or rights of the Company or its subsidiaries other than, “permitted liens” as such term, or similar term, shall be defined in any applicable debt documents for the Company or such subsidiary which have been approved by the Board or liens granted in connection with approved indebtedness incurred in accordance with Section 4.6(l);
     (n) Prepayment. The prepayment, in whole or substantial part, of any indebtedness which is in excess of $500,000 individually and, together with all other prepayments of indebtedness of the Company and its subsidiaries taken as a whole, $500,000 at any time, other than any prepayments (i) required pursuant to agreements previously approved by the Board in accordance with this Agreement or (ii) in accordance with the Construction Plan, the Operating Plan or the Budget;
     (o) Legal Proceedings. (x) The initiation of any legal proceedings or arbitration on behalf of the Company or any of its subsidiaries, or (y) any settlement of, and any decisions relating to, litigation or other dispute resolution proceedings relating to the Company or any of its subsidiaries for (i) amounts in excess of $100,000, (ii) any injunctive or other equitable relief or (iii) which could otherwise reasonably be expected to have a material adverse effect on the business or condition of Company, any Company subsidiary, any Member or any Affiliate of a Member;
     (p) Accounting. The approval of any change, not required for compliance with Generally Accepted Accounting Principles, in the accounting or tax policy of the Company or any of its subsidiaries;
     (q) Reserves. Establishing any operating, capital or other reserves of the Company or causing or permitting any of the Company’s subsidiaries to establish any operating, capital or other reserves except pursuant to the Budget;
     (r) Default. Take any action which the party desiring to take such action knows will be a breach of a Material Contract.
     (s) Property. Possession of property of the Company or any of its subsidiaries by any Member, or the assignment, transfer or pledge of rights of the Company or any of its subsidiaries in specific property, for other than a Company or

Company subsidiary purpose or other than for the benefit of the Company or any of its subsidiaries, or any commingling of the funds of the Company or any of its subsidiaries, as applicable, with the funds of any other Person;
     (t) Judgments. Entering into any confession of a judgment against the Company or any of its subsidiaries (i) in excess of $100,000 individually or, when combined with other judgments, $100,000 in aggregate, (ii) which could otherwise reasonably be expected to have a material adverse effect on the business or condition of the Company, any Company subsidiary, any Member or any Affiliate of any Member or (iii) which includes the admission of criminal liability by any of the Company, any Company subsidiary, any Member or any Affiliate of any Member;
     (u) Budget. Approval of (i) any Construction Plan, Operating Plan and any Budget, (ii) any amendment, modification or waiver of the Construction Plan or Construction Budget which affects in any material respect the scope, schedule or cost of Construction and (iii) any amendment, modification or waiver of an Operating Budget; provided, however, clauses (ii) and (iii) shall not apply to any increase in any line item or in the aggregate of the Construction Budget or any Operating Budget which is not in excess of the amounts requiring Owner approval under the Construction and Operation Agreement; and provided, further, that if the Members are unable to agree on an Operating Budget for any year by the commencement of such year, then the Operating Budget for the prior year plus 5% in the aggregate shall apply and remain in full force and effect until a new Operating Budget is approved by Members in accordance with this Section 4.6(u) or until the next year;
     (v) Asset Sales. Any sale, exchange, license as licensor, lease as lessor, or other disposition of any assets of the Company or any of its subsidiaries except sales or transfers in the ordinary course of business or in accordance with any Budget, Construction Plan, or Operating Plan;
     (w) Asset Acquisition; Investments. Engaging in, or acquiring of, any material assets except in accordance with any Budget, Construction Plan or Operating Plan and making any other investments except according to an investment program approved by the unanimous consent of the Board;
     (x) Creation of Subsidiaries. Creation of any subsidiaries or joint ventures between the Company or any of its subsidiaries on the one hand and a third party on the other hand;
     (y) Key Policies. The establishment or change to any compliance, communications, underwriting or other material policy for the Company or any of its subsidiaries;
     (z) Selection of Advisors. Selection of accounting, legal and financial advisors for the Company or any of its subsidiaries; and
     (aa) Regulatory Status. Take or omit to take any action that could reasonably be expected to affect the regulatory status of the Company, any of its subsidiaries under the laws and regulations of any governmental authority, including any action that would: (i) require a waiver of FERC requirements with respect to the operations of the Company or any of its subsidiaries and (ii) require authority from FERC in addition to that already obtained for any of the Company’s Subsidiaries.
          SECTION 4.7 Access. Each Member shall be permitted access to the Facility, the Company’s offices and all of the Company’s books and records, and may grant similar access to any Accepted Lenders (subject to customary confidentiality agreements for commercial loan transactions), and each Member shall be permitted to assign an employee or representative on its behalf to have an office at the Company’s primary office space, in each case in a manner which is not materially burdensome to the business or operations of the Company.
          SECTION 4.8 Budget Process; Construction Oversight.
          (a) Plan and Budget Approvals. Each Member hereby ratifies and approves the initial construction budget and initial construction plan attached as Annex II-A (the “Initial Construction Budget”) and Annex II-B (the “Initial Construction Plan”), respectively, from the Effective Date until December 31, 2007. The Company shall cause the Operator to deliver, within the time periods required pursuant to the Construction and Operation Agreement, (i) the Construction Plans and the Construction Budget, which shall be divided into fiscal year periods, commencing initially with the partial fiscal year from January 1, 2008 through September 30, 2008 and continuing thereafter, for the full period of Construction of the Facility and shall distinguish between Phase I and Phase II, and (ii) an annual operating plan (the “Operating Plan”) and budget (the “Operating Budget”) for the operation and maintenance of the Facility after completion of Construction. Each of the Initial Construction Budget, the Construction Budget and the Operating Budget shall be referred to herein as a “Budget”. Each of the Construction Plans, any Operating Plan and any Budget, and any amendment, modification or waiver thereof, shall require approval of the Members in accordance with Section 4.6(u).
          (b) Items for Inclusion in the Construction Plans and Budgets. The Members acknowledge that the following items (among other items ordinarily included for development, construction, ownership operation and maintenance of a natural gas storage project similar to the Facility) need to be included in the Construction Plans and the Budgets and will work in good faith to agree on such items in a manner consistent with other gas storage facilities in the United States that have received third party limited recourse financing: (i) a milestone for completion of two natural gas storage caverns with an approximate working gas capacity of 7.5 Bcf each (the date approximately six (6) months prior to the estimated date of completion of leaching of the second cavern being referred to herein as the “Phase I Evaluation Date”), (ii) a milestone for completion of four natural gas storage caverns with an approximate working gas capacity of 7.5 Bcf each and a pipeline system connecting the storage caverns to three major interstate pipelines (completion of such matters as further defined in the Construction Plans, “Full Facility Completion”), and (iii) with respect to each Budget, a line item for sources of funding, including from any required Capital Contributions and any other revenues expected to be received during the period referred to in such Budget.

          (c) Phase I Ratio. Not earlier than 60 days nor later than 30 days prior to the Phase I Evaluation Date the Members will work together in good faith to calculate the Phase I Ratio.
          (d) Owner’s Engineer. Promptly after the Effective Date, Drawbridge and ESMI shall appoint a mutually acceptable independent engineer, nationally recognized as having expertise in the natural gas storage business in the United States, to serve as an owner’s engineer. The scope of such owner’s engineer, among other items which may be agreed to between Drawbridge and ESMI, shall include (i) a review and opinion on the feasibility of the Construction Plans and Construction Budget and (ii) providing a monthly report on the status of Construction in relation to the Construction Plan and Construction Budget. The fees, costs and expenses of the owner’s engineer shall be included in the Construction Budget and paid for by the Company.
          (e) The Members hereby authorize and direct a Manager to execute the Construction and Operation Agreement as an authorized signatory of the Mississippi Hub, LLC, upon the closing of the Acquisition. Between the Effective Date of this Agreement and the closing of the Acquisition, the Members will agree on the activities to be performed by any Member or their Affiliates in connection with the Facility.
          SECTION 4.9 Enforcement of Affiliate Agreements. In connection with any Material Contracts between the Company and any Member or an Affiliate of any Member, the Member who is a party to such Material Contract or whose Affiliate is a party to such Material Contract shall not vote or otherwise participate in any decision by the Company to exercise any remedies thereunder, and with respect to exercise of remedies in the event of breach by such Member or its Affiliate of such Material Contract, the majority of the non-affiliated Members shall be permitted to initiate and take such actions. Any Member may request an audit of arrangements regarding Material Contracts with Affiliates of Members, and the non-requesting Member will comply with and provide information reasonably requested by the auditing Member. So long as the Operator is an Affiliate of a Member, any extension to the term of the Construction and Operations Agreement after the initial term thereof pursuant to Section 1.2(a) of such agreement shall require the affirmative vote of 80% of the Members.
ARTICLE V
CAPITAL AND DISTRIBUTIONS
          SECTION 5.1 Capital Contributions.
          (a) The Board will notify Members, no later than three (3) business days prior of the closing of the Acquisition (the “Closing”), of the Capital Contributions to be made by each Member as Initial Capital Contributions, and each Member agrees to make its respective Initial Capital Contribution on or before the date of the Closing. The Members also agree to make Capital Contributions during the Phase I Period and Phase II Period up to the amounts set forth for each Member on Annex III, in each case subject to the terms and conditions of this Section 5.1. The Members will work in good faith during the development of the Construction Plan and Construction Budget to agree to the Capital Contributions to be listed on Annex III for the Phase I Period and the Phase II Period.

          (b) Other than the Initial Capital Contributions, each Member agrees that any Capital Contributions shall be made on a pro-rata basis in accordance with a Member’s Percentage Interest and as required in an approved Budget. Any Capital Contributions other than the Initial Capital Contributions shall be made on the last Business Day of each calendar quarter beginning on December 31, 2007 in immediately available funds to an account designated by the Board (the “Operating Account”). Such Capital Contributions shall be for an amount no greater than an amount required to pay those amounts referred to in clause (b) of the definition of Available Cash that are then due and owing, or reasonably expected to become due and owing in the next quarter pursuant to an approved Budget. The Company shall provide each Member with notice of its required capital contribution as determined in accordance with this Section 5.1(b) at least thirty (30) days prior to the date required. The failure of any Member to make a Capital Contribution required pursuant to this Section 5.1(b) shall constitute an Event of Default in accordance with Section 8.4(a).
          (c) Notwithstanding the foregoing, no Member shall be required to make any Capital Contributions for the Phase II Period unless the Phase I Ratio is equal to or greater than 0.05. If the Phase I Ratio is less than 0.05 then the Members may, but shall not be obligated, to make Capital Contributions for the Phase II Period in accordance with Section 5.1(b) by delivering a written notice to the other Members within ten (10) Business Days after calculation of the Phase I Ratio. Any Member delivering a notice stating that it shall make Capital Contributions during the Phase II Period shall then be obligated to make such Capital Contributions subject to the terms and conditions of this Section 5.1(c). If any Member does not deliver the notice referred to in this paragraph (c) (a “Non-Participating Member”), it shall then have thirty (30) days to deliver a written notice to the other Members requesting one of the following options: (i) permit the other Members to make such Capital Contributions in which case the Percentage Interests shall be adjusted to reflect actual Capital Contributions, so that each Member’s Percentage Interest is represented by a fraction, the numerator of which consists of the Member’s actual Capital Contribution and the denominator of which is the total actual Capital Contributions of all of the Members or (ii) declare a Buy/Sell Event and take such actions permitted by Section 6.10. If any Non-Participating Member fails to request an option referred to in the preceding sentence then such Non-Participating Member shall be deemed to have requested the option referred to clause (i) of such sentence.
          (d) Each Member agrees that no funds may be withdrawn from the Operating Account except to pay for amounts which are in accordance with the applicable Budget and Construction Plan or Operating Plan, as the case may be, and only after a Draw Certificate has been provided by the Operator to the Board; provided, however, such amounts may exceed any budgeted line item, or aggregate amount set forth in the applicable Budget by the amounts provided in the Construction and Operation Agreement which do not require Owner approval thereunder. The Members hereby authorize the Board to delegate authority to the Operator for withdrawals from the Operating Account and payments of any amounts so long as such withdrawals and payments are made in accordance with this Section 5.1(d).
          (e) The amount of money and the Fair Market Value of any property (net of any liabilities secured by the property or to which the property is subject) contributed to the Company by a Member, in respect of the issuance of Units or otherwise, shall constitute a “Capital Contribution” of such Member. Any reference in this Agreement to the Capital

Contribution of a Member shall include a Capital Contribution of such Member’s predecessors in interest.
          (f) No Member shall be required to make any Capital Contributions while it is disputing in good faith whether such Capital Contribution is then required pursuant to the terms of this Agreement.
               SECTION 5.2 Capital Accounts.
          (a) A separate capital account (each a “Capital Account”) shall be maintained for each Member in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv). Each Member’s initial Capital Account shall reflect the Gross Asset Value of such Member’s initial Capital Contribution net of any liabilities secured by the property or to which the property is subject. Subject to the provisions of subsections (b) and (c) of this Section 5.2, the Capital Account of each Member shall be (i) increased by (A) the amount of cash and the Gross Asset Value of any property contributed to the Company by such Member (net of liabilities secured by the property or to which the property is subject), (B) Profits and any other items of income and gain allocated to such Member pursuant to Section 5.6, (ii) decreased by (A) the amount of cash and the Gross Asset Value of any property distributed to such Member (net of liabilities secured by the property or to which the property is subject), (B) the Losses and any other items of deduction and loss allocated to such Member pursuant to Section 5.6, and (iii) otherwise maintained in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv) in order for the allocation of Profits and Losses pursuant to Section 5.6 to have “substantial economic effect” in accordance with Treasury Regulations Section 1.704-1(b)(2).
          (b) The foregoing provisions of this Section 5.2 and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Sections 1.704-1 and 1.704-2 and will be interpreted and applied in a manner consistent with such Treasury Regulations and any amendment or successor provision thereto. The Board will cause appropriate modifications to be made if unanticipated events might otherwise cause this Agreement not to comply with such Treasury Regulations, so long as such modifications do not cause a material change in the relative economic benefit of the Members under this Agreement.
          (c) If all or any part of a Member’s Units are transferred in accordance with this Agreement, the Capital Account of the transferor that is attributable to the transferred Units will carry over to the transferee.
          (d) Each Member’s Capital Account after giving effect to the transactions set forth in this Agreement is set forth on Exhibit A.
               SECTION 5.3 No Withdrawal of Capital; Distributions.
          (a) Except as otherwise provided in this Agreement, no Member shall demand or receive a return of its Capital Contributions. Under circumstances requiring a return of any Capital Contributions, no Member shall have the right to receive property other than cash, except as may be specifically provided in this Agreement. The Board shall determine the cash needs of the Company on at least a quarterly basis and direct that all Available Cash (other than from a Capital Event) shall be distributed to the Members.
          (b) Except as provided in Section 8.2 with respect to a liquidation or dissolution of the Company, the net proceeds of any Capital Event shall be distributed first, for the repayment of any Indebtedness (including any payment of accrued and unpaid interest and then unpaid principal on the respective Member Loans in proportion to the outstanding balances owed to each Member), second, to the payment of indemnity obligations of the Company under this Agreement and third, any remaining amount, to the Members in accordance with their Percentage Interests.
          (c) Except as provided in Section 8.2, any such distributions of Available Cash shall be made to the Members in proportion to their respective Percentage Interests.
               SECTION 5.4 Tax Distributions. The Company shall make distributions of Available Cash to the Members in proportion to their respective Percentage Interests, in order to make available sufficient funds to each Member to pay federal, state and local income and franchise taxes resulting from the allocation of the Company’s taxable income to its Members. For the avoidance of doubt, no such distributions shall be made in respect of any tax liabilities of a Member resulting from “guaranteed payments” to a Member within the meaning of Section 707(c) of the Code and the Treasury Regulations promulgated thereunder. Unless otherwise unanimously agreed by the Members, the total amount required to be distributed pursuant to this Section 5.4, regardless of the actual amount of taxes ultimately payable by any Member (or its owners), shall be an amount such that each Member receives, at a minimum, the product of thirty-eight and one-quarter percent (38.25%) and such Member’s allocable share of the taxable income of the Company for the taxable year net of losses for any prior taxable year. The Company shall make the distributions required in this Section 5.4 in a timely manner to allow the taxes (including, without limitation, estimated tax payments) attributable to the income of the Company allocated to any Member to be paid when due.
               SECTION 5.5 No Interest on Capital. No Member shall receive any interest with respect to its Capital Contributions or its Capital Account.
               SECTION 5.6 Allocation of Items of Company Income, Gain, Loss, Deduction and Credit.
          (a) After giving effect to the special allocations set forth in Section 5.6(c), all Profits and Losses shall be allocated to the Members as follows:
          (i) Profits for each Fiscal Year shall be allocated to the Members in accordance with their Percentage Interests.
          (ii) Losses for each Fiscal Year shall be allocated to the Members in accordance with their Percentage Interests.
          (b) For purposes of this Agreement, the terms “Profits” and “Losses” shall mean, for each Fiscal Year as defined in Section 7.2 or other period, an amount equal to the Company’s taxable income or loss, as the case may be, for such Fiscal Year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss and deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:
          (i) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this subparagraph shall be added to such taxable income or loss;
          (ii) any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this subparagraph (b) shall be subtracted from such taxable income or loss;
          (iii) in the event the Gross Asset Value of any Company Asset is adjusted pursuant to subparagraph (b), (c) or (d) of the definition thereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;
          (iv) gain or loss resulting from the disposition of any Company Asset with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;
          (v) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition thereof;
          (vi) to the extent an adjustment to the adjusted tax basis of any Company Asset pursuant to Section 734(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and
          (vii) notwithstanding any other provision of this subparagraph (b), any items which are specially allocated pursuant to Section 5.6(c) shall not be taken into account in computing Profits and Losses.
          (c) Special Allocations. The following special allocations shall be made in the following order:
          (i) Minimum Gain Chargeback. Subject to the exceptions set forth in Treasury Regulations Section 1.704-2(f), if there is a net decrease in Company Minimum Gain during a Fiscal Year, each Member shall be specially allocated items of income and gain for such Fiscal Year (and, if necessary, for subsequent years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain during such Fiscal

Year (which share of such net decrease shall be determined under Treasury Regulations Section 1.704-2(g)(2)). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulation Sections 1.704-2(f)(6) and 1.704-2(j)(2). It is intended that this Section 5.6(c)(i) shall constitute a “minimum gain chargeback” as provided by Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.
          (ii) Member Nonrecourse Debt Minimum Gain Chargeback. Subject to the exceptions contained in Treasury Regulations Section 1.704-2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during a Fiscal Year, any Member with a share of such Member Nonrecourse Debt Minimum Gain (determined in accordance with Treasury Regulations Section 1.704-2(i)(5)) as of the beginning of such Fiscal Year shall be specially allocated items of income and gain for such Fiscal Year (and, if necessary, for subsequent years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain (which share of such net decrease shall be determined under Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(g)(2)). It is intended that this Section 5.6(c)(ii) shall constitute a “partner nonrecourse debt minimum gain chargeback” as provided by Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
          (iii) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-4(b)(2)(ii)(d)(6) (modified, as appropriate, by Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5)), items of Company income and gain for such Fiscal Year shall be specially allocated to the Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, any Adjusted Capital Account Deficit of the Member as quickly as possible; provided that an allocation pursuant to this Section 5.6(c)(iii) shall be made if and only to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 5.6 have been tentatively made as if this Section 5.6(c)(iii) were not in the Agreement.
          (iv) Nonrecourse Deductions. Any Nonrecourse Deductions shall be allocated to the Members in accordance with the Percentage Interests.
          (v) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions shall be allocated to the Member that bears the Economic Risk of Loss for the Member Nonrecourse Debt to which such deductions relate as provided in Treasury Regulations Section 1.704-2(i)(1). If more than one Member bears the Economic Risk of Loss, such deduction shall be allocated between or among such Members in accordance with the ratios in which such Members share such Economic Risk of Loss.
          (vi) Certain Section 754 Adjustment. To the extent any adjustment to the adjusted tax basis of any Company Asset pursuant to Section 734(b) or Section 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts as the result of distributions to a Member, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases such basis) or an item of loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company as determined under Treasury Regulations Section 1.704-1(b)(3) in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.
          (vii) Limit on Loss Allocations. Notwithstanding the provisions of Section 5.6(a) or any other provision of this Agreement to the contrary, Losses (or items thereof) will not be allocated to a Member if such allocation would cause or increase a Member’s Adjusted Capital Account Deficit and will be reallocated to the other Members in proportion to their Percentage Interests, subject to the limitations of this Section 5.6(c)(vii).
          (viii) Curative Allocations. The allocations under Section 5.6(c)(i) through (c)(vii) (such allocations, the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members and the Company that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of income, gain, loss or deduction pursuant to this Agreement. Therefore, notwithstanding any other provision of this Agreement (other than the Regulatory Allocations), the Company shall make such offsetting special allocations of income, gain, loss or deduction in whatever manner the Company determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all items were allocated pursuant to Section 5.6(a). In exercising its discretion under this Section 5.6(c)(viii), the Company shall take into account future Regulatory Allocations under Section 5.6(c)(i) through (c)(vii) that are likely to offset other Regulatory Allocations previously made.
          (ix) Section 482 Allocations. If the Internal Revenue Service reallocates an item of income, deduction or loss to a Member or an Affiliate pursuant to Section 482 of the Code or any similar rule or principle of law (a “Member Section 482 Allocation”), and the Company has a corresponding correlative item of deduction, loss or income (as determined under Section 1.482-1(g) of the Regulations (the “Company Correlative Item”)), such Company Correlative Item shall be specially allocated to and reflect in the Capital Account of the Member that received (or whose Affiliate received) such Member Section 482 Allocation, and a corresponding deemed contribution or distribution shall be likewise credited or debited to the Capital Account of such Member.
          (x) Member Correlative Item. If the Internal Revenue Service reallocates an item of income, deduction or loss to the Company pursuant to Section 482 of the Code or any similar rule or principle of law (a “Company Section 482 Allocation”), and any Member or its Affiliate has a corresponding correlative item of deduction, loss or income (as determined under Section 1.482-1(g) of the Regulations (the “Member Correlative Item”)), such Company Section 482 Allocation shall be specially allocated to and reflect in the Capital Account of the Member that received (or whose Affiliate received) such

Member Correlative Item, and a corresponding deemed contribution or distribution shall likewise be credited or debited to the Capital Account of such Member.
          (d) Contributed Assets.
          (i) For federal, state and local income tax purposes only, with respect to any assets contributed by a Member to the Company (“Contributed Assets”) which have a Gross Asset Value on the date of their contribution which differs from the Member’s adjusted basis therefor as of the date of contribution, the allocation of Depreciation and gain or loss with respect to such Contributed Assets shall be determined in accordance with the provisions of Section 704(c) of the Code and the Treasury Regulations promulgated thereunder using the remedial method within the meaning of Treasury Regulations Section 1.704-3(d). For purposes of this Agreement, an asset shall be deemed a Contributed Asset if it has a basis determined, in whole or in part, by reference to the basis of a Contributed Asset (including an asset previously deemed to be a Contributed Asset pursuant to this sentence).
          (ii) In the event the Gross Asset Value of any Company Asset is adjusted pursuant to subparagraph (b) of the definition thereof, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in accordance with the provisions of Section 704(c) of the Code and the Treasury Regulations thereunder using a method set forth in Treasury Regulations Section 1.704-3 as determined by the Board.
          SECTION 5.7 Withholding. Notwithstanding any other provision of this Agreement, the Company shall comply with any withholding requirements under any law and shall remit amounts withheld to and file required forms with applicable taxing authorities. To the extent that the Company is required to withhold and pay over any amounts to any taxing authority with respect to distributions or allocations to any Member, the amount withheld shall be treated as a distribution of cash to such Member in the amount of such withholding. If an amount required to be withheld was not withheld from an actual distribution, the Company may reduce subsequent distributions by the amount of such required withholding. Each Member agrees to furnish the Company such forms or other documentation as are reasonably necessary to assist the Company in determining the extent of, and in fulfilling, its withholding obligations.
          SECTION 5.8 Member Loans. If the Company does not have sufficient cash to pay its obligations or otherwise requires funds to operate its business in the ordinary course as reasonably determined by the unanimous consent of the Board, the Board may unanimously agree for such Member(s) or such Member(s)’ Affiliates to loan all or part of the needed funds to the Company (a “Member Loan”); provided, (i) that each Member has been offered the right to participate pro-rata in proportion to the relative Percentage Interests held by each Member in making such loan on the same terms and (ii) no approval of the Board shall be required if a Member Loan is being made to cure an Event of Default of a Member not making a Member Loan. Any Member Loan shall: (i) be unsecured, non-negotiable and payable only from the assets of the Company without any recourse against or right of contribution from any Member; (ii) bear interest at an annual rate equal to the Prime Rate plus two hundred (200) basis points, adjusting when and as the Prime Rate shall adjust; (iii) be repaid, together with any unpaid interest thereon, prior to making any distributions to the Members pursuant to Section 6.1 of this Agreement, and, in any case, shall be due and payable, to the extent not previously paid, upon the liquidation of the Company and (iv) have such other terms as reasonably determined by the Board. Each of the Member Loans that is referred to in this Section 5.8 shall be treated as a fixed obligation of the Company and advances of principal of such Member Loans and payments of principal and interest on such Member Loans shall be treated as transactions between the Company and a Person who is not a Member in accordance with Section 707(a) of the Code.
ARTICLE VI
TRANSFERS OF COMPANY INTERESTS
               SECTION 6.1 Transfer of Units by Members. (a) (a) Any purported Transfer by a Member of all or any part of such Member’s Units in violation of this Article VI shall be null and void and of no force or effect. Prior to the third (3rd) anniversary of the effective date of this Agreement (“Initial Restrictive Period”), no Member shall be permitted to Transfer any of such Member’s Units, other than pursuant to a Permitted Transfer.
          (b) Notwithstanding anything to the contrary set forth in this Article VI, each Member may effect a Security Transfer with respect to its Membership Interest and any of its other rights, titles or interests related thereto to any Accepted Lenders as security for any Indebtedness of any Member or its Affiliates; provided, however, that Collateral Disposition of any of the foregoing interests shall be subject to Section 6.7. A Collateral Disposition by the Accepted Lender shall not be subject to the Initial Restrictive Period; the provisions of Section 6.2; the provisions of Section 6.3; or the provisions of Section 6.4.
          (c) Subject to the transferee assuming (by operation of law or express agreement in form and substance reasonably acceptable to the Company) all of the transferor Member’s obligations under this Agreement with respect to the Units transferred, any Member may Transfer all or a portion of its Units to an Affiliate of such Member, and upon such Transfer such transferee will be admitted as a substituted Member with respect to such Transferred Membership Interests (each, a “Permitted Transfer”); provided, that such transferee remains an Affiliate of such Member (and if such transferee fails to remain as an Affiliate of such Member, such failure shall be deemed to be a separate Transfer subject to the provisions of this Article VI); and provided, further, that (i) the transferor Member shall not be released from any of its obligations under this Agreement unless such release is agreed to in writing by all of the non-transferring Members and (ii) the Transfer shall be made for a valid business purpose and not with a view to circumventing the Transfer restrictions contained in this Agreement. Permitted Transfers shall not be subject to the other provisions of Article VI.
               SECTION 6.2 Right of First Offer. Subject to Section 6.1 and after the Initial Restrictive Period, at any time during the term of this Agreement, if any Member (the “Proposing Member”) desires to effect a Transfer (other than a Security Transfer or a Collateral Disposition) of all or any part of its Units to any Person (a “Purchaser”), such Transfer shall be subject to a right of first offer granted to all other Members holding the same type of Units on the terms set forth below.

          (a) The Proposing Member shall first deliver to the Company and each other Member (the “Offered Members”) a written notice (an “Offer Notice”) that shall (i) provide a summary of the material terms of the proposed Transfer, including, without limitation, the amount and type of the Units to be Transferred (the “Subject Interests”), and the proposed price therefor (which shall be payable in cash) (the “Offer Price”) and (ii) offer the Offered Members collectively the option to acquire all, but not less than all, such Subject Interests upon the terms and subject to the conditions of the proposed Transfer as set forth in the Offer Notice (the “Offer”). The Offer shall remain open and irrevocable for thirty (30) days after delivery of the Offer Notice (the “Member Acceptance Period”) (and, to the extent the Offer is accepted during such periods, until the consummation of the sale pursuant to the terms of the Offer).
          (b) The Offered Members collectively shall have the right and option, but not the obligation, during the Member Acceptance Period, to accept the Offer with respect to all, but not less than all, of the Subject Interests, at the cash purchase price and on the terms stated in the Offer Notice. Such acceptance shall be made by an Offered Member delivering a written notice to the Company, the Proposing Member and all other Members within the Member Acceptance Period, which notice shall specify that such Offered Member will purchase its pro rata share of the Subject Interests (the “First Offer Interests”). If, upon the expiration of the Member Acceptance Period, all Offered Members have not elected to purchase their pro rata share of the Subject Interests, then each Offered Member (each, an “Accepting Member”) who, during the Member Acceptance Period, accepted the Offer with respect to the maximum amount of the Subject Interests allocable to such Offered Member, shall have the right and option to accept within ten (10) days following conclusion of the Member Acceptance Period (the “Excess Period”) for purchase at the cash purchase price and on the terms stated in the Offer Notice, all, but not less than all, of the Subject Interests in excess of the aggregate amount of First Offer Interests (such excess being referred to herein as “Excess Subject Interests”). In the event that there is more than one Accepting Member that accepts the Offer with respect to all, but not less than all, Excess Subject Interests (“Excess Acceptors”), unless otherwise agreed, each such Excess Acceptor shall purchase the Excess Subject Interests in a ratio equal to a fraction, the numerator of which is the Percentage Interest of such Excess Acceptors and the denominator of which is the aggregate Percentage Interest of all Excess Acceptors. All acceptances of Subject Interests by an Offered Member pursuant to an Offer shall be irrevocable.
          (c) If effective acceptances shall not be received by the Proposing Member pursuant to this Section 6.2 with respect to all of the Subject Interests offered for sale pursuant to the Offer Notice, then the transferring Member may solicit bids from third parties for the Transfer of all, but not less than all, of the Subject Interests, at a cash price not less than the price, and on terms not materially more favorable to the Purchaser than the terms stated in the Offer Notice, at any time within ninety (90) days after the expiration of the Member Acceptance Period (the “Sale Period”). The Proposing Member shall deliver to the Company and the Offered Members notice of bids received by the Proposing Member for the Subject Interests, which notice shall include the names of all bidders with which the Proposing Member desires to pursue a sale (each, a “Bidder”) as selected by the Proposing Member (the “Bidder Notice”). If such Transfer is in respect of more than 10% of the outstanding Percentage Interest of the Company, upon receipt of a Bidder Notice, other Members, acting upon the vote of the majority of Percentage Interests held by them, will have the right, within five (5) days of receipt of the Bidder Notice, to veto Transfers to up to two Bidders, provided that (i) vetoes must be based upon such Bidder actively operating, managing or engaging in a business, including, without limitation, the gas storage business, that competes with either the Company or the vetoing Member, and (ii) only two vetoes in total for all proposed Transfers by a Member may be exercised with respect to any such Member in connection with a given Bidder Notice. Upon (i) any Proposing Member having had Transfers to two Bidders vetoed by any other Member or Members in connection with a given Bidder Notice or (ii) no veto being exercised, the Proposing Member shall have the right to negotiate a definitive agreement for the Transfer of the Subject Interests with any Bidder other than a vetoed Bidder.
          (d) All Transfers of Subject Interests to another Member pursuant to this Section 6.2 shall be made free and clear of all liens (other than this Agreement) and without any representation or warranty (except regarding authorization and ownership free and clear of liens) and shall be consummated contemporaneously at the offices of the Company on the later of (i) a mutually satisfactory Business Day within sixty days (60) after the expiration of the Member Acceptance Period and (ii) the fifth (5th) Business Day following the expiration or termination of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1974 (“HSR Act”) and any other required governmental approvals applicable to such Transfers, or at such other time and/or place as the parties may agree. The delivery of certificates or other instruments evidencing such Subject Interests duly endorsed for Transfer shall be made on such date against payment of the purchase price for such Subject Interests.
               SECTION 6.3 ESMI Change of Control. Upon any Change of Control of ESMI or EnergySouth, Inc., Drawbridge shall have the right, exercisable within ninety (90) days of such Change of Control, to require that ESMI purchase all of the Units and Membership Interests then owned by Drawbridge. Upon the exercise of such right by Drawbridge, ESMI shall be obligated to acquire all of the Units and Membership Interests then owned by Drawbridge. Such purchase shall take place on a date to be determined by Drawbridge which date shall be within 30 days of the exercise of its right under this Section 6.3. The price for such purchase shall be the Control Transaction Price and such acquisition shall be without any representation or warranty by Drawbridge (except regarding authorization and ownership free and clear of liens)
               SECTION 6.4 Tag-Along Rights. At any time following the Initial Restrictive Period, except for (i) Permitted Transfers and (ii) Transfers of Units (A) to another Member or (B) to the Company, in the event that a Member or group of Members acting together wishes to Transfer Units representing more than 40% of the outstanding Units of the Company, to a Purchaser, the following procedures shall apply:
          (a) Any Member or group of Members acting together (the “Tag-Along Initiator”), desiring to Transfer Units representing more than 40% of the outstanding Units of the Company shall, after expiration of all required notice periods under Section 6.2, give not less than ten (10) days’ prior written notice of such intended Transfer to the other Member (the “Tag-Along Offeree”) and to the Company. Such notice (the “Tag-Along Notice”) shall set forth the terms and conditions of such proposed Transfer, including the name of the proposed Purchaser, the amount and type of Units proposed to be transferred by the Tag-Along Initiator (the “Tag-Along Interests”), the purchase price of such Units proposed to be paid therefor, the form of consideration to be paid, and the payment terms and type of Transfer to be effectuated. Within ten (10) days after delivery of the Tag-Along Notice by the Tag-Along Initiator to the Tag-Along Offeree, the Tag-Along Offeree shall, by written notice to the Tag-Along Initiator and the

Company, have the opportunity and right to sell to the transferee in such proposed Transfer (upon the same terms and conditions as the Tag-Along Initiator) up to that amount of Units owned by the Tag-Along Offeree equal to the product of (x) such Tag-Along Offeree’s Percentage Interest multiplied by (y) the aggregate number of Units comprising the Tag-Along Interests (the “Tagged Interests”). If the proposed transferee is unwilling to purchase the Tagged Interests in addition to the Tag-Along Interests, the amount of Tag-Along Interests to be sold by the Tag-Along Initiator shall be proportionately reduced to the extent necessary to provide for such sales of Interests hereunder by the Tag-Along Offeree.
          (b) At the closing of any proposed Transfer in respect of which a Tag-Along Notice has been delivered, the Tag-Along Initiator together with the Tag-Along Offeree, shall deliver, free and clear of all liens (other than this Agreement), to the proposed transferee the Units to be sold thereto and shall receive in exchange therefor the consideration to be paid or delivered by the proposed transferee in respect of such Units as described in the Tag-Along Notice and any additional Tagged Interests; provided that the consideration to be received by such Members pursuant to this Section 6.3 shall be adjusted to take into account the disproportionate Capital Account balances of the Members, if any.
               SECTION 6.5 Prohibited Transfers. In the case of a Transfer or attempted Transfer of Units that is not permitted by, or is not made in compliance with, this Article VI, such Transfer or attempted Transfer shall be null and void and the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Company and the other Members from all cost, liability, and damage that the Company and any of such indemnified Members may incur (including, without limitation, incremental tax liabilities, attorneys’ fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.
               SECTION 6.6 Rights of Unadmitted Assignees. A Person who acquires Units but who is not admitted as a substituted Member pursuant to Section 6.7 shall be entitled only to allocations and distributions with respect to such Units in accordance with this Agreement, and shall have no other rights of a Member under the Act or this Agreement. Such Person shall have no right to any information or accounting of the affairs of the Company or to inspect any books or records of the Company, except that any such Person acquiring Units or Membership Interests, directly or indirectly, as a result of any Collateral Disposition shall be entitled to such information and accounting and such inspection, subject to customary confidentiality agreements similar to those included in commercial loan transactions.
               SECTION 6.7 Admission of Substituted Members. In addition to the other provisions of this Article VI (other than with respect to a sale of all the Units in the Company), a transferee of Units may be admitted to the Company as a substituted Member only upon satisfaction of all of the conditions set forth in this Section 6.7:
          (a) The Units with respect to which the transferee is being admitted were acquired by means of a Transfer permitted by this Article VI;
          (b) The transferee of Units (other than, with respect to clauses (i) and (ii) below, a transferee that was a Member prior to the Transfer) shall, by written instrument in form and substance reasonably satisfactory to the Board (and, in the case of clause (iii) below, the transferor Member), (i) make representations and warranties customary for transactions of a similar type to each nontransferring Member, (ii) accept and adopt the terms and provisions of this Agreement, including this Article VI, and (iii) assume the obligations of the transferor Member under this Agreement with respect to the transferred Units to the extent such obligations are based solely on events occurring, arising or maturing after the date of admission as a substituted Member (and excluding obligations and liabilities of the transferor Member described in clauses (x) and (y) in the immediately following sentence). The transferor Member shall be released from all such assumed obligations except (x) those obligations or liabilities of the transferor Member arising out of a breach of this Agreement, and (y) those obligations or liabilities of the transferor Member based on events occurring, arising or maturing prior to the date of Transfer.
          (c) The transferee pays or reimburses the Company for all reasonable legal, filing, and other costs that the Company incurs in connection with the admission of the transferee as a Member with respect to the transferred Units; and
          (d) The transferee (other than a transferee that was a Member prior to the Transfer) shall deliver to the Company evidence of the authority of such Person to become a Member and to be bound by all of the terms and conditions of this Agreement, and the transferee and transferor shall each execute and deliver such other instruments as the Board reasonably deems necessary or appropriate to effect, and as a condition to, such Transfer, including amendments to the Certificate of Formation of the Company or any other instrument filed with the State of Delaware or any other state or governmental authority.
          (e) If requested by the Board or a non-transferring Member, the transferor Member shall provide an opinion of a nationally recognized tax counsel or other tax expert reasonably acceptable to the other Members that such Transfer would not result in the Company’s termination within the meaning of Section 708 of the Code unless the transferee has indemnified the other Members against any adverse tax effects that result from such termination.
          (f) Such Transfer will not cause the Company to be classified as an entity other than a partnership (or cause the Company to be treated as a publicly traded partnership taxable as a corporation) for purposes of the Code.
          (g) In the case of a Transfer resulting from a Collateral Disposition of any or all of a Member’s Units or Membership Interests, the remaining Members have (i) approved the transferee as a new Member (such approval not to be unreasonably withheld or delayed), or (ii) the transferee is a Qualified Transferee.
          (h) In the event that one or more of the foregoing conditions is not met but a transferee nonetheless acquires Membership Interests in the Company, such transferee shall have only the rights of an unadmitted assignee as described in Section 6.6.
               SECTION 6.8 Representations Regarding Transfers; Legend.
          (a) Each Member hereby represents to, and covenants and agrees with, the Company, for the benefit of the Company and all Members, that (i) it is not currently making a market in the Units and will not in the future make a market in the Units without the prior written approval of the Board, (ii) it will not Transfer its Units on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Section 7704(b) of the Code (and any Treasury Regulations, proposed Treasury Regulations, revenue rulings, or other official pronouncements of the Internal Revenue Service or Treasury Department that may be promulgated or published thereunder), and (iii) in the event such Treasury Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Units and which are commonly referred to as “matching services” as being a secondary market or substantial equivalent thereof, it will not Transfer any Units through a matching service that is not approved in advance by the Board. Each Member further agrees that it will not Transfer any Units to any Person unless such Person agrees to be bound by this Section 6.8(a) and to Transfer such Units only to Persons who agree to be similarly bound.
          (b) Each Member hereby represents and warrants to the Company and the other Members that such Member’s acquisition of Units is or was made as principal for such Member’s own account and not for resale or distribution of such Units. Each Member hereby agrees that the following legend may be placed upon any counterpart of this Agreement, the Unit certificate, or any other document or instrument evidencing ownership of Units:
THE UNITS REPRESENTED BY THIS DOCUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE. THESE UNITS HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. SUCH UNITS MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, ASSIGNED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS THE HOLDER SHALL HAVE OBTAINED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
THE UNITS REPRESENTED BY THIS DOCUMENT ARE SUBJECT TO FURTHER RESTRICTION AS TO THEIR SALE, TRANSFER, PLEDGE, HYPOTHECATION, OR ASSIGNMENT AS SET FORTH IN THE COMPANY’S LIMITED LIABILITY COMPANY AGREEMENT.
          The Company shall cause the first paragraph of the legend set forth above to be removed at such time as the Company is advised by its counsel that such legend may be removed, or the Company has received an opinion of counsel to a Member, in form and substance reasonably satisfactory to the Company, that such legend may be removed.
               SECTION 6.9 Distributions and Allocations in Respect of Transferred Units. If any Units are Transferred in compliance with the provisions of this Article VI, Profits, Losses, each item thereof, and all other items attributable to the transferred Units for such Allocation Year shall be divided and allocated between the transferor and the transferee by taking into account their varying Percentage Interests during the Fiscal Year in accordance with Section 706(d) of the Code, using any conventions permitted by law and selected by the Board. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. None of the Company, any Member, Manager or Officer shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 6.9, whether or not any Member, Manager or Officer or the Company has knowledge of any Transfer of ownership of any Units.
               SECTION 6.10 Buy/Sell Rights.
          (a) At any time (i) commencing one (1) year after Full Facility Completion or (ii) if a Buy/Sell Event (hereinafter defined) has occurred, any Member (the “Offering Member”) may give written notice (the “Buy/Sell Notice”) to each of the other Members, (the “Offeree Member”) of intent to exercise its option as provided further in this Section to sell all of its interest in the Company to, or purchase all of the interest in the Company of, the Offeree Member; provided that the Buy/Sell Notice is delivered on or before the tenth (10th) day following such Buy/Sell Event.
          As used herein, a “Buy/Sell Event” means that (A) (i) a Member has elected to exercise a Buy/Sell Event pursuant to Section 5.1(c), (ii) prior to the date that is one (1) year after Full Facility Completion the Members, acting in the utmost good faith, are deadlocked and unable to reach agreement on any matters referred to in Sections 4.6(a), (b), (d), (e), (f), (i) (to the extent in connection with the Construction and Operation Agreement), (k), (l), (u), (v), and (aa) (a “Deadlock Event”), or (iii) an “Operator Event of Default” (under and as defined in the Construction and Operation Agreement) shall have occurred (other than an intentional breach) and ESMI or its Affiliates, as applicable, shall have been terminated as “Operator” thereunder, (B) any Member has delivered written notice to the other Member or Members that an event referred to in clause (A)(i) or a Deadlock Event has occurred, and (C) with respect to a Deadlock Event, such Deadlock Event has not been resolved within thirty (30) days of the date of the Member’s receipt of the notice of said Deadlock Event; provided, however, ESMI shall not be permitted to initiate an offer under this Section 6.10 in the case of a Buy/Sell Event described under clause (A)(iii).
          (b) The Offering Member shall specify in its Buy/Sell Notice the cash (unless otherwise agreed) purchase price at which it would be willing to purchase an undivided one-hundred percent (100%) interest in the Company (the “Buyout Price”). If more than one (1) Member timely exercises its Buy/Sell option under this Section 6.10, the Buy/Sell Notice that specifies the highest Buyout Price shall prevail and the other Buy/Sell Notice shall be deemed null and void.
          (c) Upon receipt of the Buy/Sell Notice, each Offeree Member shall then be obligated (and shall elect) either:
          (i) To sell to the Offering Member for cash all of its interest in the Company at a price equal to the aggregate amount the Offeree Member would have been entitled to receive under Section 8.2 assuming the assets of the Company were sold for the Buyout Price plus the assumption of all liabilities of the Company.
          (ii) To purchase all of the interest of the Offering Member for cash at a price equal to the aggregate amount the Offering Member would have been entitled to receive under Section 8.2 assuming the assets of the Company were sold for the Buyout Price plus the assumption of all liabilities of the Company.
          (d) The Offeree Member shall notify the Offering Member of its election within forty-five (45) days after the date of its receipt of the Buy/Sell Notice. Failure to give notice within the required time period shall be deemed an election by the Offeree Member to sell all of its interest in the Company.
          (e) Following the election or deemed election, the purchasing Member shall deliver the Buy-Out Price pro rata to the selling Members at a closing date mutually agreed upon by the parties and, in any event, within thirty (30) days after such election or deemed election. The Buy-Out Price, unless otherwise agreed by the parties, or as specified in writing by the Person to which a Security Transfer has been made with respect to such Units or Membership Interests, shall be paid at the closing by wire transfer to an account in the United States designated by each of the selling Member(s). At the closing, the selling Member shall deliver to the purchasing Member(s) the subject Units, together with such other documents, as in the reasonable opinion of the purchasing Member, are necessary or appropriate to effect the sale in each case, in form and substance reasonably satisfactory to the purchasing Member.
          (f) As of the effective date of any transfer not prohibited hereunder by a Member of its entire interest in the Company, such Member’s rights and obligations hereunder shall terminate except as to items accrued as of such date and except as to any indemnity obligations of such Member attributable to acts or events occurring prior to such date. Thereupon, except as limited by the preceding sentence, this Agreement shall terminate as to the transferring Member but shall remain in effect as to the other Member.
          (g) In connection with the consummation of any closing under the Buy/Sell provisions of this Section 6.10, (i) the purchasing Member may designate any Person (including, without limitation, any Affiliate of such Member) to consummate the purchase of the other Member’s interest in the Company, (ii) performance by any such Person shall be treated the same as if such purchasing Member had consummated such purchase, and (iii) such Person shall be permitted to become a Member hereunder notwithstanding any restriction to the contrary in this Agreement.
ARTICLE VII
BOOKS OF ACCOUNT AND FISCAL YEAR
               SECTION 7.1 Books of Account. The Company shall keep complete and accurate records and accounts necessary or convenient to record the Company’s business and affairs and sufficient to record the determination and allocation of all items of income, gain, loss, deduction and credit, distributions and other amounts as may be provided for herein, including records and accounts of all Company revenues and expenditures and of the acquisition, ownership and disposition of all properties of the Company.
               SECTION 7.2 Fiscal Year. The fiscal year of the Company shall end on the 30th day of September of each year (the “Fiscal Year”).

               SECTION 7.3 Financial Statements. The Company shall cause to be delivered to each Member the financial statements listed in clauses (a) and (b) below, prepared, in each case (other than with respect to Members’ Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with United States generally accepted accounting principles as in effect from time to time consistently applied.
          (a) As soon as practicable following the end of each Fiscal Year (and in any event not later than sixty (60) days after the end of such Fiscal Year) and at such time as distributions are made to the Members pursuant to Article VIII following the occurrence of any of the events described in Section 8.1, a balance sheet and statement of income of the Company as of the end of such Fiscal Year, and the related consolidated statements of operations and retained earnings and cash flow for such Fiscal Year, and Members’ Capital Accounts and changes therein, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Company’s accountants, and in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end.
          (b) As soon as practicable following the end of each fiscal quarter of each Fiscal Year (and in any event not later than forty-five (45) days after the end of each such quarter), a management report and an unaudited balance sheet of the Company as of the end of such fiscal quarter and the related unaudited statements of operations and cash flows for such fiscal quarter and for the Fiscal Year to date, in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the prior Fiscal Year’s corresponding fiscal quarter just completed. Each such unaudited quarterly balance sheet and the related unaudited statements of operations and cash flows shall be prepared in a manner consistent with the preparation of the Company’s audited balance sheet and audited statements of operations and cash flows, except for the accompanying notes thereto, pursuant to Section 7.3(a).
               SECTION 7.4 Tax Returns and Information.
          (a) ESMI is hereby designated Tax Matters Member for the Company (the “Tax Matters Member”) in accordance with the definition of “tax matters partner” set forth in Section 6231 of the Code and shall be so designated (i) under any analogous state or local tax laws and (ii) in each federal (and state and local, as applicable) information return filed on behalf of the Company for the taxable years in which ESMI and its Affiliates, collectively, own sixty percent (60%) or more of the Percentage Interests in the Company. If ESMI and its Affiliates collectively own less than 60% of the Percentage Interests in the Company, then the Tax Matters Member shall be a Member designated by Members owning over 50% of the Percentage Interests in the Company. The Tax Matters Member shall not be liable to the Company or any Member for any act or omission taken or suffered by it in such capacity and shall be indemnified by the Company in respect of any claim based upon such act or omission. The Tax Matters Member shall inform all other Members of all material tax matters which may come to its attention in its capacity as tax matters partner by giving the Members notice thereof within ten (10) days after becoming so informed. All expenses and costs of ESMI in its role as Tax Matters Member shall be borne by the Company. The Tax Matters Member shall provide the Members all notices and other written communications received by the Tax Matters Member from the IRS or sent by the Tax Matters Member to the IRS, relating to the Company. The Tax Matters Member shall provide the Members with reasonable opportunity to review and comment on any written communications to the IRS. The Tax Matters Member shall provide Members with prompt written notice of all meetings or conferences with the IRS and the Members shall have the right to attend all such meetings and conferences at their expense. All expenses and costs of ESMI in its role as Tax Matters Member shall be borne by the Company. At the request of any other Member, the Tax Matters Member shall take such action as may be necessary to cause, to the extent possible, such other Member to become a “notice partner” within the meaning of Sections 6231(a)(8) and 6223 of the Code.
          (b) Without the approval of all Members, the Tax Matters Member shall not (i) commence a judicial action (including filing a petition as contemplated in Section 6226(a) or 6228 of the Code) with respect to a federal income tax matter or appeal any adverse determination of a judicial tribunal; (ii) enter into a settlement agreement with the IRS; (iii) intervene in any action as contemplated by Section 6226(b) of the Code; (iv) file any request contemplated in Section 6227 of the Code; or (v) enter into an agreement extending the period of limitations as contemplated in Section 6229(b)(1)(B) of Code. Subject to the immediately preceding sentence, the Tax Matters Member shall have the right to defend against any proposed adjustments with respect to any “partnership item” (as defined in Section 6231(a)(3) of the Code) in the manner provided, and to the extent consistent with, Sections 6221 through 6223 of the Code and the Treasury Regulations issued thereunder. With respect to any other partnership item of the Company not covered by the two preceding sentences, if any Member intends to file, pursuant to Section 6227 of the Code, a request for an administrative adjustment of any such partnership item of the Company, or to file a petition under Sections 6226, 6228 or other Sections of the Code with respect to any such partnership item or any other tax matter involving the Company, such Member shall, at least thirty (30) days prior to any such filing, notify the other Members of such intent, which notification must include a reasonable description of the contemplated action and the reasons for such action. Any cost or expense incurred by the Tax Matters Member in connection with its duties, including, if relevant, the preparation for or pursuance of administrative or judicial proceedings, shall be paid by the Company.
          (c) The Company shall cause income and other required federal, state and local tax returns for the Company to be prepared. The Company shall make such other elections as it shall deem to be in the best interests of the Company and the Members. The cost of preparation of such returns by outside preparers (or by ESMI pursuant to the provisions set forth herein), if any, shall be borne by the Company. In the event of a transfer of an interest in the Company permitted under this Agreement, the Company (i) may be required to adjust the basis of the assets of the Company under Section 734 and Section 743 of the Code and shall (ii) at the request of the transferring Member, file an election under Section 754 of the Code to adjust the bases of the assets of the Company in accordance with the provisions of Section 743 of the Code. Any costs associated with such basis adjustments (such as accounting fees) shall be borne by the transferring Member.
          (d) The Company shall furnish to each Member (i) as soon as reasonably possible after the close of each Fiscal Year such information concerning the Company as is reasonably required for the preparation of such Member’s income tax returns (provided that if the Company is unable to deliver a Form K-1 by March 1 following the close of the Fiscal Year, the Company shall use its best efforts to provide a requesting Member with a good faith estimate of such information) and (ii) as soon as reasonably possible after the close of each of the

Company’s first three fiscal quarters of each Fiscal Year such information concerning the Company as is reasonably required to enable the Member to pay estimated taxes.
               SECTION 7.5 Fixing Record Date. For the purpose of determining the Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed (i) the record date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (ii) the record date for determining Members for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of Members of record entitled to notice of or to vote at any meeting of Members shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
ARTICLE VIII
DISSOLUTION, LIQUIDATION, TERMINATION AND EVENTS OF DEFAULT
               SECTION 8.1 Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the first to occur of any of the following:
          (a) the unanimous approval of such dissolution by the Board; and
          (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act.
               SECTION 8.2 Liquidation and Termination. On dissolution of the Company pursuant to Section 8.1, the Board shall appoint one or more liquidators of the Company. The liquidators shall forthwith commence the winding up of the Company’s business and the liquidation of its property in accordance with applicable law and the following provisions:
          (a) Each Member shall pay to the Company all amounts owed by such Member to the Company.
          (b) The Company Assets, including any monies received pursuant to this Section 8.2, shall be applied in the following order:
               First, to the payment of creditors of the Company, including Members who are creditors, to the extent otherwise permitted by law;
               Second, to the establishment of any reserves that the Board, in accordance with sound business judgment, deems reasonably necessary to provide for the payment when due of any contingent liabilities or obligations of the Company (which reserves may be paid over by the Board to a trustee or escrow agent selected by it to be held by such trustee or escrow agent for purposes of (i) distributing such reserves in payment of the aforementioned contingencies, and (ii) distributing the balance of such reserves in the manner provided herein upon the expiration of such period as the Board may deem advisable); and
               Third, to the Members in accordance with their positive Capital Account balances.
          (c) In the event of any liquidation pursuant to this Section 8.2, the Company Assets shall be converted into cash as promptly as possible without undue sacrifice, and any receivables shall be collected or sold, all in an orderly and businesslike manner. Notwithstanding the foregoing, the Board may determine not to sell all or any portion of the Company Assets, in which event such Company Assets shall be distributed in kind pursuant to Section 8.2(b). Consistent with the Treasury Regulations issued under Section 704 of the Code, in the event of a liquidation, as defined in Treasury Regulations Section 1.704-1(b)(2)(ii)(g), the value of all property of the Company to be distributed shall be, or shall have been, appropriately reflected in the Capital Accounts, and the costs of liquidation shall be borne as a Company expense.
          (d) Notwithstanding anything to the contrary in this Agreement, upon a liquidation (as defined in Treasury Regulations Section 1.704-1(b)(2)(ii)(g)), if any Member has a deficit Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all Fiscal Years, including the year in which such liquidation occurs), such Member shall have no obligation solely as a result of such deficit to make any Capital Contribution, and the negative balance of such Capital Account shall not be considered a debt owed by the Member to the Company or to any other Person for any purpose whatsoever.
               SECTION 8.3 Cancellation of Filings. Upon completion of the distribution of Company Assets as provided in Section 8.2, the Company is terminated, and the Board shall cause to be filed a certificate of cancellation with the Secretary of State of the State of Delaware and shall take such other actions as may be necessary to terminate the Company.
               SECTION 8.4 Event of Default by Member. Any of the following events shall constitute an “Event of Default” by a Member under this Agreement:
          (a) the failure of any Member to fund any required Capital Contribution, including the Initial Capital Contribution, in accordance with this Agreement and such failure is not cured within five (5) Business Days after notice thereof from the non-defaulting Member;
          (b) the failure of any Member to observe or perform any of the material terms or conditions set forth in this Agreement and such failure is not cured within thirty (30) calendar days after notice thereof from the non-defaulting Member; provided, however, that if such failure cannot reasonably be cured within such thirty (30) day period, and if the defaulting Member has commenced and is diligently pursuing such cure, there shall not be an Event of Default until expiration of such further period, such period not to exceed ninety (90) calendar days after the written notice of default;

          (c) Bankruptcy of any Member;
          (d) Any Member dissolves, liquidates or terminates its existence as a Person; or
          (e) Any representation or warranty made by the Member in this Agreement shall have been false or incorrect and such failure has had or could reasonably be expected to have a material adverse effect on the business or condition of the Company and, if capable of being cured, such misrepresentation shall not be cured within thirty (30) days or such longer period (not to exceed an additional thirty (30) days) as is reasonable under the circumstances to remedy such misrepresentation, or
          (f) Solely with respect to ESMI, an “Operator Event of Default” (under and as defined in the Construction and Operation Agreement) caused by an intentional breach shall have occurred and ESMI or its Affiliate, as applicable, shall have been terminated as “Operator” thereunder.
Upon the occurrence of an Event of Default by a Member, (i) so long as such Event of Default is continuing, the defaulting Member shall not be permitted to vote, or have its appointed Manager vote, on any matters under this Agreement and (ii) the non-defaulting Members shall have the right to purchase a pro rata share of, and the defaulting Member shall have the obligation to sell, the defaulting Member’s Units for an aggregate purchase price equal to 90% of the Fair Market Value of such Units, with the purchase price to be paid as provided in section 6.10(e), or the non-defaulting Members may make such capital contributions as they deem appropriate, in which case the Percentage Interests shall be adjusted to reflect actual Capital Contributions, so that each Member’s Percentage Interest is represented by a fraction, the numerator of which consists of the Member’s actual Capital Contribution and the denominator of which is the total actual Capital Contributions of all of the Members.
ARTICLE IX
TERM
     Unless earlier terminated by written agreement of all the Members, this Agreement shall be binding upon the Members and shall continue in full force and effect until the earlier to occur of (i) a Company Sale or (ii) the dissolution of the Company; provided that the rights and obligations of the parties, including, without limitation, the rights and obligations under Article V and Article VIII, shall survive termination of this Agreement to the extent that performance is required after such termination.
ARTICLE X
MISCELLANEOUS
               SECTION 10.1 Jurisdiction.
          (a) The Company and each Member hereby consent and agree to commence any action with respect to any claims or disputes between or among the parties hereto pertaining to this Agreement or to any matter arising out of or related to this Agreement in the United States

District Court or any other court of competent jurisdiction in Wilmington, Delaware. The Company and each Member expressly submit and consent in advance to such jurisdiction in any action or suit commenced in any such court, and hereby waive any objection which each may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consent to the granting for such legal or equitable relief as is deemed appropriate by such court. The Company and each Member irrevocably consent to the service of process by registered or certified mail, postage prepaid, to it at its address given pursuant to Section 10.6. Subject to the foregoing, nothing in this Agreement shall be deemed or operate to affect the right of the Company or any Member to serve legal process in any other manner permitted by law, or to preclude the enforcement by the Company or any Member of any judgment or order obtained in the forum specified in this subsection or the taking of any action under this Agreement to enforce the same in any other appropriate forum or jurisdiction.
          (b) To the extent that the Company or any Member has or may hereafter acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to such party or such party’s property, the Company and each Member hereby irrevocably waive such immunity in respect of their respective obligations under this Agreement.
          (c) To the extent permitted by applicable law, the Company and each Member irrevocably waive any right such party may have to consequential or punitive damages or any other similar entitlement.
               SECTION 10.2 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF DELAWARE.
               SECTION 10.3 Waiver of Jury Trial. THE COMPANY AND EACH MEMBER HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
               SECTION 10.4 Amendments and Waivers. Except as otherwise provided herein, this Agreement may be modified or amended at any time and from time to time with the written consent of the Board; provided, that no amendment of this Agreement shall (i) increase or extend any financial obligation or liability of a Member beyond that set forth herein or permitted hereby or modify a Member’s Percentage Interests without such adversely affected Member’s consent, (ii) adversely affect the rights of a Member in a manner which discriminates against such Member vis à vis other Members without the consent of such adversely affected Member, or (iii) change the provisions of this Section 10.4 or Section 4.6 without the consent of each Member or (iv) change the composition of the Board or the duties and/or obligations of the Board hereunder without the consent of all the Members. Notwithstanding the foregoing, to the extent any provision of this Agreement requires the vote or consent of a specified percentage of Units or interests, then any amendment of such provision that would reduce such percentage requirement shall require the vote of not less than that percentage of Units or interests required to vote or consent under such provision. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or at equity.
               SECTION 10.5 Tax Matters. It is the intention of the Members that the Company shall not be taxed as a corporation for federal, state and local income tax purposes, but instead shall be taxed as a partnership. The Members agree to take all reasonable actions, including the execution of other documents, as may reasonably be required in order for the Company to qualify for and receive such treatment for such period for federal, state and local income tax purposes.
               SECTION 10.6 Notices. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile or by overnight courier of national reputation. Notices delivered by hand, by facsimile, or by overnight carrier shall be deemed given on the Business Day following receipt (unless such day is a Saturday, Sunday or national holiday, in which case such notice shall be deemed given on the next Business Day); provided, however, that a notice delivered by facsimile shall only be effective if such notice is also delivered by hand or overnight courier on or before two (2) Business Days after its delivery by facsimile. All notices to the Company shall be delivered to the following address and all notices to Members shall be delivered to the addresses set forth on Exhibit A (or at such other address for a party as shall be specified by like notice, except that notices after giving of which there is a designated period within which to perform an act and notices of changes of address shall be effective only upon receipt):
Mississippi Hub Acquisition Company, LLC
16945 Northchase Drive
Suite 1910
Houston, Texas 77060
Attention: Ben Reese
Telephone: (281) 423-2760
Notice of change of address shall be effective only when done in accordance with this Section 10.6.
               SECTION 10.7 Entire Agreement. This Agreement, and the Confidentiality Agreement, together with all exhibits, annexes and appendices hereto and thereto, and any other written agreements entered into between any parties to this Agreement on or prior to the date hereof, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof and thereof, except for contracts and agreements referred herein.
               SECTION 10.8 Assignment; Successors and Assigns. The Company and each Member agrees that it will not assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, any right or obligation under this Agreement other than as otherwise required or expressly permitted herein. Any purported assignment, transfer, or delegation in violation of this Section 10.8 shall be null and void. Subject to the foregoing limits on assignment and delegation, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Except for those enumerated above, this Agreement does not create, and shall not be construed as creating, any rights or claims enforceable by any person not a party to this Agreement.
               SECTION 10.9 No Agency. Except to the extent expressly provided herein, this Agreement shall not constitute an appointment of any of the Members as the legal representative or agent of any other Member, nor shall any Member have any right or authority to assume, create or incur in any manner any obligation or other liability of any kind, express or implied, against, or in the name or on behalf of, any other party. Nothing herein shall be construed to make the Members joint venturers or partners, other than in their capacity as such for relevant income tax purposes by reason of their membership herein, as contemplated by Section 10.5.
               SECTION 10.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
               SECTION 10.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
               SECTION 10.12 Headings; Exhibits. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All exhibits and annexes attached hereto are incorporated in and made a part of this Agreement as if set forth in full herein.
               SECTION 10.13 Further Assurances. The Company and each Member shall execute and deliver such instruments and take such other actions as may be reasonably required in order to carry out the intent of this Agreement.
               SECTION 10.14 No Third Party Beneficiary. Except to the extent set forth in Section 4.5, this Agreement is made solely for the benefit of the parties hereto and no other person shall have any rights, interest, or claims hereunder or otherwise be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.
               SECTION 10.15 Specific Performance. The Company and each of the Members acknowledges and agrees that in the event of any breach of this Agreement the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto will waive the defense in any action for specific performance that a remedy at law would be adequate and that the Company and the Members hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement without the need to post a bond or other security.
               SECTION 10.16 Expenses. Whether or not the Acquisition is consummated, each Member shall bear their own fees and expenses in connection with the negotiation and preparation of this Agreement, the Acquisition (including any initial request pursuant to the HSR Act), the related agreements and the transactions contemplated thereby, provided, however, that a Member shall reimburse the other Members for any costs and expenses incurred in connection with all filings, inquiries, requests and investigations, other than an initial filing under the HSR Act in connection with the Acquisition, to the extent that such filings, inquiries, requests or investigations arise from or relate to such Member.
               SECTION 10.17 Rules of Construction.
          (a) All article, section, paragraph and exhibit references used in this Agreement are to articles, sections, paragraphs and exhibits to this Agreement unless otherwise specified.
          (b) If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Terms defined in the singular have the corresponding meanings in the plural, and vice versa. Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa. The term “includes” or “including” shall mean “including without limitation.” The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular section or article in which such words appear.
          (c) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.
          (d) The parties hereto acknowledge that each party and its attorney has reviewed this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party, or any similar rule operating against the drafter of an agreement, shall not be applicable to the construction or interpretation of this Agreement.
* * *

     IN WITNESS WHEREOF, the Company and each of the Members have caused this Limited Liability Company Agreement to be executed by their duly authorized representatives as of the day and year first written above.

DB PEV GAS, LLC
By:	/s/Constantine M. Dakolias
	Name:	Constantine M. Dakolias
	Title:	President

ENERGYSOUTH MIDSTREAM, INC.
By:	/s/Benjamin Reese
	Name:	Benjamin Reese
	Title:	President & CEO

MISSISSIPPI HUB ACQUISITION COMPANY, LLC
By:	/s/Benjamin Reese
	Name:	Benjamin Reese
	Title:	Authorized Agent

Solely in connection with Section 2.9 ENERGYSOUTH INC.
By:	/s/C.S. Liollio
	Name:	C.S. Liollio
	Title:	President & CEO

ANNEX I
Definitions
     “Accepted Lender” shall mean (i) Regions Bank and any other banks, financial institutions and other institutional lenders comprising a syndicate of lenders to a Member or one or more of its Affiliates, and such lenders’ respective successors and assigns that are banks, financial institutions or other recognized institutional lenders, and (ii) any other banks, financial institutions or other recognized institutional lenders providing extensions of credit for any refinancing or replacement of credit facilities, or any new credit facilities, for a Member or one or more of its Affiliates, and such lenders’ respective successors and assigns that are banks, financial institutions or other recognized institutional lenders.
     “Accepting Member” has the meaning set forth in Section 6.2(b).
     “Acquisition” has the meaning set forth in the recitals to this Agreement.
     “Act” means the Delaware Limited Liability Company Act, as in effect from time to time.
     “Additional Capital Contribution” has the meaning set forth in Section 5.1(d).
     “Adjusted Capital Account Deficit” means the deficit balance (if any) in a Member’s Capital Account as of the end of any Fiscal Year, after:
     (a) crediting to such Capital Account any amount which such Member is obligated to restore pursuant to this Agreement or is deemed obligated to restore pursuant to the minimum gain chargeback provisions of Treasury Regulations Sections 1.704-2(f) and (g), and
     (b) charging to such Capital Account any adjustments, allocations or distributions described in the qualified income offset provisions of Treasury Regulations Section 1.704-1(b)(2)(ii) which are required to be charged to such Capital Account pursuant to this Agreement.
     “Affiliate” means, with respect to any specified person, any other person that directly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified person.
     “Agreement” has the meaning set forth in the preamble to this Agreement.
     “Allocation Year” means (a) the period commencing upon the formation of the Company and ending on December 31, 2007, (b) any subsequent twelve (12) month period commencing on January 1 and ending on December 31, or (c) any portion of the period described in clause (b) of this sentence for which the Company is required

3

to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to Section 5.6.
     “Available Cash” means
     (a) the sum of (1) gross receipts, all investment income of the Company and its subsidiaries, and all cash received from other sources, other than capital contributions or loans to the Company or the subsidiaries, and (2) any amounts released from reserves, reduced by:
     (b) the sum of (1) disbursements of the Company and its subsidiaries for project expenses, operating expenses, principal payments on debt, interest, other amounts required under the Company’s debt documents and other expenses in accordance with an approved Budget, (2) capital expenditures in accordance with an approved Budget, and (3) an allowance for reserves for working capital and contingencies in accordance with an approved Budget, provided, however, that any Member Loan shall be excluded from (1), (2), and (3) in the foregoing clause (b), and provided further that any cash received, expenses incurred and disbursements made with respect to a Capital Event and the liquidation of the Company shall not be taken into account in computing Available Cash.
     “Bankruptcy” means a situation in which (i) a Person shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer or consent seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future applicable federal, state or other statute or law relating to bankruptcy, insolvency, or other relief for debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, conservator or liquidator of said Person or of all or any substantial part of its assets (the term “acquiesce,” as used in this definition, includes the failure to file a petition or motion to vacate or discharge any order, judgment or decree within ten (10) days after entry of such order, judgment or decree); (ii) a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against any Person seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act, or any other present or future applicable federal, state or other statute or law relating to bankruptcy, insolvency, or other relief for debtors, and such Person shall acquiesce in the entry of such order, judgment or decree or such other order, judgment or decree shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the date of entry thereof, or any trustee, receiver, conservator or liquidator of such Person or of all or any substantial part of its assets shall be appointed without the consent or acquiescence of such Person and such appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive), (iii) a Person shall admit in writing its inability to pay its debts as they mature; (iv) a Person shall give notice to any governmental body of insolvency or pending insolvency, or suspension or pending suspension of operations; or (v) a Person shall make an assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors

Annex I-2

     “Bidder” has the meaning set forth in Section 6.2(c).
     “Bidder Notice” has the meaning set forth in Section 6.2(c).
     “Board” has the meaning set forth in Section 2.1.
     “Bri-Marsh” has the meaning set forth in the Recitals.
     “Budget” has the meaning set forth in Section 4.8(a).
     “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.
     “Buy-Sell Closing Date” has the meaning set forth in Section 6.10(e).
     “Buy-Sell Deposit” has the meaning set forth in Section 6.10(d).
     “Buy-Sell Event” has the meaning set forth in Section 6.10(a).
     “Buy/Sell Notice” has the meaning set forth in Section 6.10(a).
     “Buyout Price” has the meaning set forth in Section 6.10(b).
     “Capital Account” has the meaning set forth in Section 5.2(a).
     “Capital Contribution” has the meaning set forth in Section 5.1(e).
     “Capital Event” means (i) any sale, transfer or other disposition of any substantial portion of the assets of the Company or any of its subsidiaries and (ii) any borrowing by the Company or its subsidiaries which results in cash available for distributions.
     “Capital Expenditure” means an expenditure made, directly or indirectly, by the Company for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a balance sheet of the Company or that have a useful life of more than one year.
     “Certificate of Formation” means the Certificate of Formation of the Company, as filed with the Secretary of State of the State of Delaware, as it may be amended, supplemented or restated from time to time.
     “Change of Control” means:
     (a) With respect to ESMI, the failure by EnergySouth, Inc. to Control, directly or indirectly, ESMI.
     (b) With respect to EnergySouth, Inc., (i) any Person or group (within the meaning of Rule 13d-1 under the Securities Exchange Act of 1934 (as amended)) of

Annex I-3

Persons shall have become the beneficial owner of more than 50% of the then outstanding voting securities of EnergySouth, Inc.;
     (ii) EnergySouth, Inc. entering into any “Business Combination” as defined in Article 8 of the Certificate of Incorporation of EnergySouth, Inc. as of the date hereof as a result of which the Persons owning the outstanding common stock of EnergySouth, Inc. immediately prior to such Business Combination no longer own at Least 50.1% of the outstanding common stock of the surviving entity of such Business Combination;
     (iii) a majority of the board of directors (or similar governing body) of EnergySouth, Inc. shall consist at such time of individuals other than (x) members of the board of directors (or similar governing body) of EnergySouth, Inc. on the date hereof and (y) other members of such board of directors (or similar governing body) recommended, elected or approved to succeed or become a director of EnergySouth, Inc. by a majority of such members referred to in clause (x) or by members so recommended, elected or approved; or
     (iv) the shareholders of EnergySouth, Inc. shall have approved the sale of all or substantially all the assets of EnergySouth, Inc. in one transaction or a series of related transactions.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Collateral Disposition” means any foreclosure sale or other sale, assignment, transfer or conveyance made in connection with the enforcement or other realization on a Security Transfer with respect to any Units or Membership Interests or interests therein, whether made pursuant to a judicial or non-judicial foreclosure or enforcement action or a proceeding or action taken in lieu thereof.
     “Company” has the meaning set forth in the preamble to this Agreement.
     “Company Assets” means any assets, rights and property, whether real, personal or mixed, tangible or intangible, acquired by the Company pursuant to this Agreement, contributed by the Members pursuant to Section 5.1 or otherwise acquired by the Company.
     “Company Correlative Item” has the meaning set forth in Section 5.6(c).
     “Company Minimum Gain” means the amount determined in accordance with the principles of Treasury Regulations Section 1.704-2(d).
     “Company Sale” means a sale of the Company to any Person, whether by merger, consolidation, other business consolidation, sale of all of the outstanding membership interests in the Company or a sale of all or substantially all of assets of the Company.
     “Company Section 482 Allocation” has the meaning set forth in Section 5.6(c).

Annex I-4

     “Confidentiality Agreement” means that certain Confidentiality Agreement, dated September 18, 2007 between Drawbridge and ESMI.
     “Construction and Operation Agreement” means the Agreement for the Construction and Operation of the Mississippi Hub Storage Facility Simpson and Jefferson Davis Counties, Mississippi, substantially in the form annexed hereto as Exhibit E, to be dated as of the date of closing of the Acquisition, between ESMI and MS Hub.
     “Construction” has the meaning assigned in the Construction and Operation Agreement.
     “Construction Plan” has the meaning assigned in the Construction and Operation Agreement.
     “Construction Budget” has the meaning assigned in the Construction and Operation Agreement.
     “Contributed Assets” has the meaning set forth in Section 5.6(d)(i).
     “Control” means, with respect to any Person, the power to control, directly or indirectly, the direction of the management and policies of a Person, whether such power is effected through ownership of shares, units or other securities, by contract, by proxy or otherwise; for the avoidance of doubt, the ownership of more than fifty percent (50%) of such Person by another Person, or the ability of another Person to appoint or elect more than fifty percent (50%) of the board of directors or other equivalent governing board of such Person shall constitute an example of Control of such Person.
     “Control Transaction Price” means, for a given point of determination, (a) if the first four gas storage caverns have been completed in accordance with the Construction Plans, Fair Market Value; (b) if only the first three gas storage caverns have been completed in accordance with the Construction Plans, 102.5% of Fair Market Value; (c) if only the first two gas storage caverns have been completed in accordance with the Construction Plans, 105% of Fair Market Value; (d) if only the first gas storage cavern has been completed in accordance with the Construction Plan, 107.5% of Fair Market Value; and (e) if none of the gas storage caverns have been completed in accordance with the Construction Plans, 110% of Fair Market Value.
     “Covered Person” shall mean a Member, a Manager, a director, an Officer, a Person to whom the Member delegates management responsibilities, any Affiliate, officer, director or shareholder of a Member, or any employee or agent of the Company or of any of the foregoing.
     “Deadlock Event” has the meaning set forth in Section 6.10(a).
     “Depreciation” means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Fiscal Year or other period,

Annex I-5

except that if the Gross Asset Value of any asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Company.
     “Designee” has the meaning set forth in Section 4.1(c).
     “DGCL” means the Delaware General Corporation Law, as in effect from time to time.
     “Draw Certificate” means a certificate required to be presented in connection with any withdrawal from the Operating Account, substantially in the form annexed hereto as Exhibit D.
     “Drawbridge” has the meaning set forth in the preamble to this Agreement.
     “EBITDA” means, for any period, the sum of (a) net income (or net loss), (b) interest expense, (c) income tax expense, (d) depreciation expense, (e) amortization expense, (f) non cash charges deducted in arriving at such net income (or net loss) and (g) extraordinary charges deducted in arriving at such net income (or net loss) minus the sum of (i) non cash credits included in arriving at such net income (or net loss) and (ii) extraordinary credits included in arriving at such net income (or net loss), in each case of the Company and its subsidiaries, determined in accordance with GAAP for such period.
     “Economic Risk of Loss” has the meaning set forth in Treasury Regulations Section 1.752-2.
     “Effective Date” has the meaning set forth in the preamble to this Agreement.
     “ESMI” has the meaning set forth in the preamble to this Agreement.
     “Event of Default” has the meaning set forth in Section 8.4.
     “Excess Acceptors” has the meaning set forth in Section 6.2(b).
     “Excess Period” has the meaning set forth in Section 6.2(b).
     “Excess Subject Interests” has the meaning set forth in Section 6.2(b).
     “Facility” means the Mississippi Hub natural gas storage facility under development in Simpson and Jefferson Davis Counties, Mississippi.

Annex I-6

     “Fair Market Value” means the fair market value of a Member’s Membership Interest determined in accordance with the following procedure:
     (a) Within five (5) days of the date that a Member delivers notice of the occurrence of an event requiring a determination of a Fair Market Value, the Board shall attempt to determine the Fair Market Value. Any determination by the Board of Fair Market Value must be made by a unanimous vote of the Board.
     (b) If the Board is unable unanimously to determine the Fair Market Value, then five (5) days after the date that a Member delivers notice of the occurrence of an event requiring a determination of a Fair Market Value, the Members shall attempt to agree on one independent appraiser to determine the Fair Market Value, and on the tenth day following the selection of such independent appraiser (or such other time period as is reasonably required by the independent appraiser), the independent appraiser shall deliver its valuation of the Member’s Interest to each Member, which valuation shall be the Fair Market Value;
     (c) If the Members are not able to agree on one independent appraiser in the five day time frame set forth in (b) above, within five (5) days of the expiration of such time period, each Member shall appoint an independent appraiser;
     (d) Within five (5) days of the appointment of the two independent appraisers pursuant to clause (c) above, such independent appraisers shall select a third independent appraiser;
     (e) On the tenth day following the selection of the third independent appraiser pursuant to clause (d) above (or such other time period as is reasonably required by the independent appraisers), each independent appraiser shall deliver its valuation of the Membership Interest to each Member, and the Fair Market Value of the Membership Interest shall be equal to the average (mean) of the market values determined by the independent appraisers, without regard to the market value determined by the independent appraiser, if any, whose market value was at least ten percent (10%) higher or lower than the average (mean) of the market values of the two independent appraisers whose market values were closest to each other; provided, that if the market values determined by the appraisers are all ten percent (10%) higher or lower than the average (mean) of the market values of the two appraisers whose market values were closest to each other, then the market values determined by the independent appraisers whose market values were either the highest or lowest market value shall be disregarded and the Fair Market Value of the Membership Interest shall be equal to the market value determined by the remaining independent appraiser; and
     In the case of a valuation under clause (b) above, the Members shall each pay for fifty percent (50%) of the fees and expenses of the independent appraiser, and in the case of a valuation under clauses (c) through (e), each Member shall be

Annex I-7

responsible for the fees and expenses of the independent appraiser selected by it and for fifty percent (50%) of the fees and expenses of the third independent appraiser.
     “First Offer Interests” has the meaning set forth in Section 6.2(b).
     “Fiscal Year” has the meaning set forth in Section 7.2.
     “Full Facility Completion” has the meaning set forth in Section 4.8(b).
     “Gross Asset Value” shall be determined as follows:
     (a) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the Fair Market Value of such asset;
     (b) the Gross Asset Value of all Company Assets shall be adjusted to equal their respective Fair Market Values (taking Section 7701(g) of the Code into account) as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company Assets as consideration for an interest in the Company, (iii) a change in the Percentage Interests of the Members, but only if, in the case of either (i), (ii) or (iii), the Board reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company and (iv) the liquidation of the Company;
     (c) the Gross Asset Value of any Company Asset distributed to any Member shall be the Fair Market Value (taking Section 7701(g) of the Code into account) of such asset on the date of distribution;
     (d) the Gross Asset Values of Company Assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such Company Assets pursuant to Section 732(d), Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and Section 1.704-1(b)(2)(iv)(f); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the Board determines that an adjustment pursuant to subsection (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d);
     (e) if the Gross Asset Value of any Company Asset has been determined or adjusted pursuant to subsection (a), (b), (c) or (d), such Gross Asset Value shall thereafter be adjusted by the Depreciation that would be taken into account with respect to such asset for purposes of computing gains or losses from the disposition of such asset; and

Annex I-8

     (f) in all other cases, Gross Asset Value of any Company Asset means the adjusted basis of such Company Asset for federal income tax purposes.
     “HSR Act” has the meaning set forth in Section 6.2(d).
     “Indebtedness” means, with respect to any Person, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments issued by such Person, (iii) all obligations of such Person to pay the deferred purchase price for property or services, except trade accounts payable arising in the ordinary course of business and consistent with past practice, (iv) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments, (v) all Indebtedness of others secured by any lien, encumbrance or mortgage on any asset of such Person, and (vi) all Indebtedness of others guaranteed (whether by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain a minimum net worth, financial ratio or similar requirements, or otherwise) by such Person.
     “Initial Board” has the meaning set forth in Section 4.1(c).
          “Initial Capital Contribution” means the Capital Contributions made on the Effective Date in an amount set forth for each Member on Annex III.
          “Initial Construction Budget” has the meaning set forth in Section 4.8(a).
          “Initial Construction Plan” has the meaning set forth in Section 4.8(a).
          “Initial Restrictive Period” has the meaning set forth in Section 6.1.
          “IRS” means the Internal Revenue Service and any successor governmental authority.
          “Losses” has the meaning set forth in Section 5.6(b).
          “Manager” means a member of the Board designated or elected as provided in Section 4.1.
          “Material Contract” means the Construction and Operation Agreement and any other agreement (a) requiring a payment by the Company or a subsidiary of the Company, or pursuant to which the Company or a subsidiary of the Company could reasonably be expected to become liable, in excess of $250,000 in any year or $250,000 in the aggregate, (b) for which breach, nonperformance or cancellation could reasonably be expected to have a material adverse effect on the business, assets, operation or condition (financial or otherwise) of the Company or any of its subsidiaries, (c) that restricts in any material way the business of the Company or any of its subsidiaries, its or their ability to compete or to use any suppliers or service providers or (d) binds or purports to bind any Affiliates of the Company, except a subsidiary of the Company.

Annex I-9

          “Member Acceptance Period” has the meaning set forth in Section 6.2(a).
          “Member Correlative Item” has the meaning set forth in Section 5.6(c).
          “Member Loan” has the meaning set forth in Section 5.8.
          “Member Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Section 1.704-2(b)(4) of the Regulations.
          “Member Nonrecourse Debt Minimum Gain” means an amount of gain characterized as “partner nonrecourse debt minimum gain” under Treasury Regulations Sections 1.704-2(i)(2) and 1.704-2(i)(3).
          “Member Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).
          “Members” means the Persons listed in the preamble and all other Persons in whose name Units are registered on the Unit register of the Company and who are admitted as additional or substituted Members pursuant to this Agreement, so long as they remain Members. Reference to a “Member” means any one of the Members.
          “Member Section 482 Allocation” has the meaning set forth in Section 5.6(c).
          “Membership Interest” has the meaning set forth in Section 2.7.
          “Members Schedule” has the meaning set forth in Section 2.7.
          “MIPA” has the meaning set forth in the recitals to this Agreement.
          “MS Hub” has the meaning set forth in the recitals to this Agreement.
          “Non-Participating Member” has the meaning set forth in Section 5.1(c).
          “Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(1).
          “Offer” has the meaning set forth in Section 6.2(a).
          “Offered Members” has the meaning set forth in Section 6.2(a).
          “Offeree Member” has the meaning set forth in Section 6.10(a).
          “Offering Member” has the meaning set forth in Section 6.10(a).
          “Offer Notice” has the meaning set forth in Section 6.2(a).
          “Offer Price” has the meaning set forth in Section 6.2(a).

Annex I-10

          “Officer” means any person elected as an officer of the Company as provided in Section 4.3, but such term does not include any person who has ceased to be an officer of the Company.
          “Operating Account” has the meaning set forth in Section 5.1(b).
          “Operating Budget” has the meaning set forth in Section 4.8(a).
          “Operating Plan” has the meaning set forth in Section 4.8(a).
          “Operator” has the meaning set forth in the Construction and Operation Agreement.
          “Percentage Interest” means, with respect to any holder of Units as of any date, the ratio (expressed as a percentage) of the aggregate number of Units held by such holder on such date to the aggregate number of Units outstanding on such date. The combined Percentage Interests of all holders of Units shall at all times equal one hundred percent (100%).
          “Permitted Transfer” has the meaning set forth in Section 6.1(c).
          “Person” means any individual, partnership, corporation, limited liability entity, trust, joint venture, unincorporated organization or other entity.
          “Phase I Evaluation Date” has the meaning set forth in Section 4.8(b).
          “Phase I Period” means the period from the Effective Date through Phase I Evaluation Date.
          “Phase I Ratio” means, at any time of calculation, EBITDA for the prior 12 month period divided by total Capital Expenditures incurred by the Company in connection with the Phase I Period (including the purchase price paid in connection with the Acquisition).
          “Phase II Period” means the period from Phase I Evaluation Date until the Full Facility Completion.
          “Profits” has the meaning set forth in Section 5.6(b).
          “Proposing Member” has the meaning set forth in Section 6.2.
          “PSA” has the meaning set forth in the recitals to this Agreement.
          “Purchaser” has the meaning set forth in Section 6.2.
          “Qualified Transferee” means a Person (other than an individual) that (a) is an Accepted Lender or an Affiliate thereof, so long as such Person has arranged for management and consulting services with respect to the Facility with a Person that has owned or operated at least one or more gas storage facilities in the United States with an

Annex I-11

aggregate capacity of at least 7 Bcf, or (b) has owned or operated at least one or more gas storage facilities in the United States with an aggregate capacity of at least 7 Bcf and has demonstrated to the reasonable satisfaction of the remaining Members that it has comparable or greater creditworthiness than the Member whose Units or Membership Interests are being transferred (taking into account any applicable credit support), or has provided a guarantee, letter of credit, or other credit support for its obligations as a substituted Member reasonably satisfactory to the remaining Members from another Person having such comparable or greater creditworthiness.
          “Regulatory Allocations” has the meaning set forth in Section 5.6(c)(viii).
          “Sale Date” has the meaning set forth in Section 6.3.
          “Sale Notice” has the meaning set forth in Section 6.3.
          “Sale Period” has the meaning set forth in Section 6.2(c).
          “Security Transfer” means, with respect to any Units, Membership Interests and all related rights and interests, any pledge, hypothecation, security assignment or conveyance, or grant of a security interest in such Units, Membership Interests, and related rights and interests as security for any obligations or liabilities of the Member owning or holding such Units, Membership Interests and related rights and interests or of such Member’s Affiliates.
          “Series” means each Series of Membership Interests designated by the Board in accordance with the terms of this Agreement as set forth on the Members Schedule hereto, each of which is intended to be a ‘series’ of Membership Interests as described in Section 18-215 of the Act and each of which may have different Members or groups of Members and may have separate rights, powers or duties with respect to specified property or obligations of the Company or profits and losses associated with specified property or obligations, and, may have a separate business purpose or investment objective.
          “Subject Interests” has the meaning set forth in Section 6.2(a).
          “Subsidiary” means, with respect to any Person, any other Person Controlled by such Person.
          “Tag-Along Initiator” has the meaning set forth in Section 6.4(a).
          “Tag-Along Interests” has the meaning set forth in Section 6.4(a).
          “Tag-Along Offeree” has the meaning set forth in Section 6.4(a).
          “Tag-Along Offeree” has the meaning set forth in Section 6.4(a).
          “Tagged Interests” has the meaning set forth in Section 6.4(a).

Annex I-12

          “Tax Matters Member” has the meaning set forth in Section 7.4(a).
          “Transfer” means, as a noun, any direct transfer, sale, pledge or hypothecation or other disposition, whether voluntary or involuntary and whether through one or a series of transactions, and, as a verb, voluntarily or involuntarily to transfer, sell, pledge or hypothecation or otherwise dispose of, directly and whether through one or a series of transactions.
          “Treasury Regulations” means the permanent and temporary regulations of the Department of Treasury promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
          “Unit” means a unit representing a fractional part of the Membership Interests of all of the holders of Units of the Company and shall include all types and classes and/or Series of Units; provided that any type or class or Series of Unit shall have the designations, preferences and/or special rights set forth in this Agreement, and the Membership Interests represented by such type or class or Series of Unit shall be determined in accordance with such designations, preferences and/or special rights.

Annex I-13